Exhibit 4.1

BARCLAYS DRYROCK ISSUANCE TRUST

as Issuer and

U.S. BANK NATIONAL ASSOCIATION

as Indenture Trustee and as Securities Intermediary

SERIES 2018-1 INDENTURE SUPPLEMENT

dated as of September 21, 2018

to

INDENTURE

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)

Page

EXHIBITS

EXHIBIT A-1	FORM OF CLASS A NOTE
EXHIBIT A-2	FORM OF CLASS B NOTE
EXHIBIT B-1	FORM OF MONTHLY NOTEHOLDERS’ STATEMENT
EXHIBIT B-2	FORM OF ANNUAL PAYMENT INFORMATION
EXHIBIT B-3	FORM OF DAILY SERVICER’S STATEMENT
EXHIBIT C	FORM OF MONTHLY SERVICER’S CERTIFICATE
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SERIES 2018-1 INDENTURE SUPPLEMENT, dated as of September 21, 2018 (this “Indenture Supplement”), by and between BARCLAYS DRYROCK ISSUANCE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), having its principal office at Rodney Square North, 1100 North Market St., Wilmington, DE 19890, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and as Securities Intermediary.

Pursuant to this Indenture Supplement, the Issuer shall create a new Series of Notes and shall specify the principal terms thereof. The Issuer has tendered the notice of issuance required by Section 4.10(a)(i) of the Indenture and this Indenture Supplement is being entered into by and between the Issuer and the Indenture Trustee as required by Section 4.10(a)(viii) of the Indenture to provide for the issuance, authentication and delivery of each of the Class A Notes, Series 2018-1 and the Class B Notes, Series 2018-1.

The transactions set forth in this Indenture Supplement, together with the Transaction Documents, shall be an arm’s length, bona fide securitization transaction.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01        Definitions. For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(1)                  the terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Indenture Supplement, apply to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter gender of such terms;

(2)                  all other terms used herein which are defined in the Indenture, the Transfer Agreement or the Servicing Agreement, either directly or by reference therein, have the meanings assigned to them therein;

(3)                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)                  all references in this Indenture Supplement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

(5)                  in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the Transfer

Agreement or the Servicing Agreement, the terms and provisions of this Indenture Supplement shall be controlling;

(6)                  each capitalized term defined herein shall relate only to the Series 2018-1 Notes and no other Series of Notes issued by the Issuer; and

(7)                  “including” and words of similar import shall be deemed to be followed by “without limitation.”

“Accumulation Reserve Account” has the meaning specified in Section 4.11(a).

“Accumulation Reserve Account Funding Period” means a period commencing on the first Payment Date on which a condition in the right column of the following table was in effect on the immediately preceding Payment Date, if the Payment Date is a Payment Date described in the corresponding left column of the following table, and ending on the earliest to occur of: (i) the day on which the Allocation Amount is reduced to zero, (ii) the first Payment Date with respect to the Early Amortization Period, (iii) the Expected Final Payment Date and (iv) the termination of the Trust pursuant to the Trust Agreement; provided, that if the Controlled Accumulation Period Length is determined to be one (1) month, there shall be no Accumulation Reserve Account Funding Period.

Payment Date:	Condition:
(a) The Payment Date occurring three (3) calendar months prior to the first Payment Date of the Controlled Accumulation Period (as adjusted in accordance with Section 4.06(c) hereof) and any following Payment Date	The Quarterly Excess Spread Percentage is greater than or equal to 4%.
(b) The Payment Date occurring four (4) calendar months prior to the first Payment Date of the Controlled Accumulation Period (as adjusted in accordance with Section 4.06(c) hereof) and any following Payment Date	The Quarterly Excess Spread Percentage is less than 4% but greater than or equal to 3%.
(c) The Payment Date occurring six (6) calendar months prior to the first Payment Date of the Controlled Accumulation Period (as adjusted in accordance with Section 4.06(c) hereof) and any following Payment Date	The Quarterly Excess Spread Percentage is less than 3% but greater than or equal to 2%.
(d) The Payment Date occurring twelve (12) calendar months prior to the first Payment Date of the Controlled Accumulation Period (as adjusted in accordance with Section 4.06(c) hereof) and any following Payment Date	The Quarterly Excess Spread Percentage is less than 2%.

“Accumulation Reserve Account Surplus” means, as of any date of determination, the amount, if any, by which the amount on deposit in the Accumulation Reserve Account exceeds the Required Accumulation Reserve Account Amount.

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“Accumulation Reserve Draw Amount” has the meaning specified in Section 4.11(c).

“Additional Interest” means, with respect to any Payment Date, any Class A Additional Interest and any Class B Additional Interest for such Payment Date.

“Adjusted Outstanding Dollar Principal Amount” means, as of any date of determination, the Outstanding Dollar Principal Amount of the Series 2018-1 Notes on such date of determination, less any funds then on deposit with respect to principal in the Supplemental Issuer Accounts for the benefit of such Series 2018-1 Notes on such date of determination.

“Administrator” means BBD, in its capacity as administrator of the Issuer, and any permitted successors or assigns thereto.

“Aggregate Series Available Finance Charge Collections Shortfall” means, with respect to any Monthly Period as determined on the related Note Transfer Date, the sum of the Series Available Finance Charge Collections Shortfalls (as such term is defined in each of the applicable Indenture Supplements) for each Shared Excess Available Finance Charge Collections Series in Shared Excess Available Finance Charge Collections Group One for such Monthly Period.

“Aggregate Series Available Principal Collections Shortfall” means, with respect to any Monthly Period as determined on the related Note Transfer Date, the sum of the Series Available Principal Collections Shortfalls (as such term is defined in each of the applicable Indenture Supplements) for each Shared Excess Available Principal Collections Series in Shared Excess Available Principal Collections Group One for such Monthly Period.

“Allocation Amount” means, as of the Closing Date, the Series 2018-1 Stated Principal Amount and on any date of determination thereafter, the sum of, without duplication, (a) the Allocation Amount determined as of the later of the Closing Date or the date of determination immediately prior to the then current date of determination, plus (b) the amount of all increases in the Series 2018-1 Stated Principal Amount resulting from the issuance of additional Series 2018-1 Notes since the prior date of determination, plus (c) all reimbursements, as provided in Section 4.04(e) or otherwise, of reductions in the Allocation Amount due to Investor Charge- Offs or Reallocated Principal Collections since the prior date of determination, minus (d) the amount of the reduction in the Allocation Amount due to Investor Charge-Offs since the prior date of determination, determined as set forth in Section 4.07, minus (e) the amount of the reduction in the Allocation Amount due to the application of Reallocated Principal Collections since the prior date of determination, determined as set forth in Section 4.08, minus (f) the amount deposited into the Principal Funding Account or (without duplication) deposited into the Distribution Account pursuant to Section 4.05(c) or paid to the Series 2018-1 Noteholders (in each case, after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior date of determination; provided, however, that (1) the Allocation Amount may never be less than zero, (2) the Allocation Amount may never be greater than the Adjusted Outstanding Dollar Principal Amount and (3) if there is a sale of Collateral in accordance with Section 4.14, the Allocation Amount will be reduced to zero upon such sale.

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“Amortization Period” means, with respect to any Series of Notes, each Monthly Period with respect to which either (i) Principal Collections are required to be deposited into an accumulation account for payment of principal (other than Optional Amortization Amounts) on such Series of Notes or (ii) principal payments (other than Optional Amortization Amounts) are required to be made on such Series of Notes.

“Applicable Distribution Date” has the meaning specified in Section 9.01(b).

“ARR Representations and Warranties” means the representations and warranties set forth on Exhibit A to the Asset Representations Reviewer Agreement.

“ARR Review” has the meaning specified in Section 4.17(a).

“Asset Representations Reviewer” means the Person appointed by the Issuer to perform an ARR Review pursuant to an asset representations reviewer agreement, which shall initially be Clayton Fixed Income Services LLC.

“Asset Representations Reviewer Agreement” means the agreement entered into by and among the Servicer, the Issuer and the Asset Representations Reviewer, dated as of May 13, 2016.

“Available Accumulation Reserve Account Amount” means, for any Payment Date, the lesser of (a) the amount on deposit in the Accumulation Reserve Account on such date (before giving effect to any deposit to be made to the Accumulation Reserve Account on such date) and (b) the Required Accumulation Reserve Account Amount.

“Available Principal Collections” means, with respect to the Series 2018-1 Notes, the Series 2018-1 Available Principal Collections and has, with respect to any other Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Base Rate” means, with respect to any Payment Date, the sum of (a) the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest and the Class B Monthly Interest for such Payment Date and the denominator of which is the Outstanding Dollar Principal Amount as of the Record Date for such Payment Date and (b) the Servicing Fee Percentage for such Payment Date.

“Class” means the Class A Notes and the Class B Notes, as applicable.

“Class A Additional Interest” has the meaning specified in Section 4.02(a).

“Class A Interest Shortfall” has the meaning specified in Section 4.02(a).

“Class A Monthly Interest” has the meaning specified in Section 4.02(a).

“Class A Note” means any one of the Notes substantially in the form of Exhibit A-1, which is duly executed and authenticated in accordance with the Indenture.

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“Class A Note Interest Rate” means, for any Interest Period with respect to the Class A Notes, a per annum rate equal to LIBOR plus 0.33%.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Stated Principal Amount” means $650,000,000.

“Class B Additional Interest” has the meaning specified in Section 4.02(b).

“Class B Interest Shortfall” has the meaning specified in Section 4.02(b).

“Class B Monthly Interest” has the meaning specified in Section 4.02(b).

“Class B Note” means any one of the Notes substantially in the form of Exhibit A-2, which is duly executed and authenticated in accordance with the Indenture.

“Class B Note Interest Rate” means, for any Interest Period with respect to the Class B Notes, a per annum rate equal to 0%.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Stated Principal Amount” means $172,785,000.

“Closing Date” means September 21, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Controlled Accumulation Amount” means $68,565,416.67; provided, however, that if the Servicer elects to postpone the commencement of the Controlled Accumulation Period in accordance with Section 4.06(c), it shall be an amount equal to the Outstanding Dollar Principal Amount of such Series of Notes as of the first day of the Controlled Accumulation Period divided by the Controlled Accumulation Period Length.

“Controlled Accumulation Period” means, unless an Early Amortization Event shall have occurred prior thereto, the period beginning on the first Business Day of the September 2020 Monthly Period or such later date as is determined in accordance with Section 4.06(c) and ending on the earlier to occur of (a) the commencement of the Early Amortization Period and (b) the payment in full of the Series 2018-1 Stated Principal Amount of, and any Monthly Interest due on, the Series 2018-1 Notes.

“Controlled Accumulation Period Length” has the meaning specified in Section 4.06(c).

“Controlled Deposit Amount” means, for any Payment Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Deficit Controlled Accumulation Amount from the immediately preceding Payment Date.

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“Covered Amount” means, for any Note Transfer Date preceding (i) each Payment Date with respect to the Controlled Accumulation Period and (ii) the first Payment Date of the Early Amortization Period, an amount equal to the sum of (a) the product of (i) the Class A Note Interest Rate in effect with respect to such Interest Period, (ii) a fraction, the numerator of which is the actual number of days from and including the prior Payment Date to but excluding the then current Payment Date and the denominator of which is 360 and (iii) the Principal Funding Account Balance, if any, as of the immediately preceding Payment Date, up to the Outstanding Dollar Principal Amount of the Class A Notes as of the last day of the immediately preceding Monthly Period, and (b) the product of (i) the Class B Note Interest Rate in effect with respect to such Interest Period, (ii) a fraction, the numerator of which is the actual number of days from and including the prior Payment Date to but excluding the then current Payment Date and the denominator of which is 360 and (iii) the lesser of (x) the Principal Funding Account Balance, if any, as of the preceding Payment Date in excess of the Outstanding Dollar Principal Amount of the Class A Notes as of the last day of the immediately preceding Monthly Period and (y) the Outstanding Dollar Principal Amount of the Class B Notes as of the last day of the immediately preceding Monthly Period.

“Credit Risk and Performance Disclosure” means written information that the Issuer shall cause to be distributed about the Notes and the Receivables at the financial asset or pool level, as appropriate for the Receivables, and security-level to enable evaluation and analysis of the credit risk and performance of the Notes and the Receivables, which information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB (to the extent then in effect) or any successor disclosure requirements for public issuances, even if the Notes are issued in a private placement or are not otherwise required to be registered; provided, that information that is unknown or not available to the Issuer after reasonable investigation may be omitted if there is included in the offering document a statement that the specific information is otherwise unavailable.

“Daily Servicer’s Certificate” has the meaning specified in the Servicing Agreement and shall be substantially in the form of Exhibit B-3.

“Deficit Controlled Accumulation Amount” means (a) on the first Payment Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Payment Date over the amount deposited in the Principal Funding Account on such Payment Date and (b) on each subsequent Payment Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Payment Date over the amount deposited in the Principal Funding Account on such subsequent Payment Date.

“Delinquency Trigger Event” means, as determined as of the last day of each Monthly Period, the occurrence of the Sixty Day Delinquency Rate Percentage being equal to or greater than the Delinquency Trigger Percentage.

“Delinquency Trigger Percentage” means, the lesser of (i) 9.00% or (ii) the “Delinquency Trigger Percentage” as specified in the indenture supplement for any other Outstanding Series of Notes.

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“Distribution Account” means the Eligible Deposit Account designated as such and established pursuant to Section 4.15.

“Early Amortization Event” means, with respect to the Series 2018-1 Notes, the events specified in Section 5.01 hereof and Article XII of the Indenture.

“Early Amortization Period” means the period commencing at the close of business on the Business Day immediately preceding the day on which an Early Amortization Event with respect to Series 2018-1 is deemed to have occurred, and ending on the first to occur of (a) the payment in full of the Series 2018-1 Stated Principal Amount of, and any Series 2018-1 Monthly Interest due on, the Series 2018-1 Notes, (b) the date on which Collateral is sold pursuant to Section 4.14, and (c) the Legal Maturity Date.

“Early Redemption Event” has the meaning specified in Section 5.02.

“Excess Spread Percentage” means, with respect to each Payment Date, as determined on the second preceding Business Day, an amount equal to the Series 2018-1 Portfolio Yield with respect to the related Monthly Period minus the Base Rate with respect to such Payment Date.

“Expected Final Payment Date” means the September 15, 2021 Payment Date.

“FATCA” has the meaning specified in Section 8.04.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Floating Allocation Percentage” means, with respect to the Series 2018-1 Notes, the Series 2018-1 Floating Allocation Percentage and has, with respect to any other Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Hague Securities Convention” means The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (concluded July 5, 2006), which became effective in the United States of America on April 1, 2017.

“IAI” has the meaning specified in Section 8.07(b).

“Indenture” means the Amended and Restated Indenture, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015 and as further amended by the omnibus amendment, dated as of September 21, 2018, by and between the Issuer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Supplement” has (a) with respect to Series 2018-1, the meaning specified in the preamble hereto and (b) with respect to any other Series of Notes, the meaning specified in the Indenture.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

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“Initial Payment Date” means November 15, 2018.

“Interest Period” means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the Initial Payment Date, from and including the Closing Date) and to but excluding such Payment Date.

“Investor Charge-Off” has the meaning specified in Section 4.07.

“Issuer” has the meaning specified in the preamble hereto.

“Legal Maturity Date” means the July 2024 Payment Date.

“LIBOR” means, for any Interest Period, a per annum interest rate determined by the Indenture Trustee for such Interest Period in accordance with the provisions of Section 4.13.

“LIBOR Determination Date” means September 19, 2018 for the period from and including the Closing Date, to but excluding the Initial Payment Date, and for every other Interest Period, the second London Business Day prior to the commencement of such Interest Period.

“Monthly Interest” means the Series 2018-1 Monthly Interest.

“Monthly Subordination Amount” means, with respect to any Payment Date, an amount (which shall never be less than zero) equal to the lesser of (i) the excess of the amounts distributable pursuant to Section 4.04(a) and Section 4.04(b) over the Series 2018-1 Available Finance Charge Collections and Shared Excess Available Finance Charge Collections available to make such distribution pursuant to Section 4.04(a) and Section 4.04(b), and (ii) (1) the Class B Stated Principal Amount minus (2) the amount of unreimbursed Investor Charge-offs (after giving effect to Investor Charge-offs as of the current Payment Date) and unreimbursed Reallocated Principal Collections (as of the previous Payment Date).

“Note Rating Agency” means Standard & Poor’s or Fitch.

“Optional Amortization Amount” means, with respect to any Series of Notes, an “Optional Amortization Amount” for such Series of Notes as specified in the related Indenture Supplement.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Payment Date” means (i) with respect to Series 2018-1, the Initial Payment Date and the 15th day of each calendar month thereafter, or, if such 15th day is not a Business Day, the next succeeding Business Day and (ii) with respect to any other Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Principal Allocation Percentage” means, with respect to the Series 2018-1 Notes, the Series 2018-1 Principal Allocation Percentage and has, with respect to any other Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

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“Principal Funding Account” means the Eligible Deposit Account designated as such and established pursuant to Section 4.06(a).

“Principal Funding Account Balance” shall mean, with respect to any date of determination during the Controlled Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

“Principal Funding Account Investment Proceeds” shall have the meaning specified in Section 4.06(a)(ii).

“QIB” has the meaning specified in Section 8.07(b).

“Quarterly Excess Spread Percentage” means (a) with respect to the November 2018 Payment Date, the Excess Spread Percentage with respect to the immediately preceding Monthly Period, (b) with respect to the December 2018 Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding two (2) Monthly Periods and the denominator of which is two (2) and (c) with respect to the January 2019 Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding three (3) Monthly Periods and the denominator of which is three (3).

“Reallocated Principal Collections” means, with respect to any Payment Date, Series 2018-1 Principal Collections applied in accordance with Section 4.08.

“Record Date” means the last day of the Monthly Period immediately preceding the related Payment Date.

“Reference Banks” means four (4) major banks in the London interbank market selected by the Servicer.

“Regulation RR” means the regulations under Section 15G of the Securities Exchange Act, added pursuant to Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Repurchase Party” shall have the meaning specified in Section 8.09.

“Requesting Party” shall have the meaning specified in Section 8.09.

“Required Accumulation Reserve Account Amount” means, with respect to any Payment Date during the Accumulation Reserve Account Funding Period, an amount equal to (a) 0.50% of the Outstanding Dollar Principal Amount of the Series 2018-1 Notes as of the Record Date for such Payment Date or (b) any other amount designated by the Transferor; provided, that if the amount is less than that determined under clause (a), the Note Rating Agency Condition shall have been satisfied with respect to such designation and written evidence of the satisfaction of the Note Rating Agency Condition has been delivered to the Servicer, the Indenture Trustee and the Owner Trustee.

“Required Excess Spread Percentage” means 0%; provided, however, that the Issuer may, from time to time, change such percentage (which shall never be less than zero) (a) upon written

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notice to the Indenture Trustee, (b) upon satisfaction of the Note Rating Agency Condition, and (c) provided the Issuer reasonably believes, as evidenced by an Officer’s Certificate of the Transferor delivered to the Indenture Trustee, that such change will not have an Adverse Effect.

“Reuters Screen LIBOR01 Page” means the display currently designated as page LIBOR01 on the Reuters Screen (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Revolving Period” means the period beginning on the Closing Date and ending on the earlier of (a) the close of business on the day immediately preceding the day the Controlled Accumulation Period commences and (b) the close of business on the day the Early Amortization Period commences.

“Rule 144A” has the meaning specified in Section 8.07(b).

“Senior Class” means, with respect to the Class B Notes, the Class A Notes.

“Series” has the meaning specified in the Indenture and, when used with respect to the Series of Notes issued pursuant to this Indenture Supplement, means Series 2018-1.

“Series 2018-1 Available Finance Charge Collections” means, with respect to any Monthly Period, an amount equal to the sum of (a) the Series 2018-1 Finance Charge Collections with respect to such Monthly Period, (b) Principal Funding Account Investment Proceeds, if any, with respect to the related Payment Date and (c) amounts, if any, to be withdrawn from the Accumulation Reserve Account, which shall be deposited into the Collection Account on the related Note Transfer Date to be treated as Series 2018-1 Available Finance Charge Collections pursuant to Section 4.11(b) and (d).

“Series 2018-1 Available Principal Collections” means, with respect to any Monthly Period, an amount equal to (a) the Series 2018-1 Principal Collections with respect to such Monthly Period, minus (b) Reallocated Principal Collections determined as of the related Payment Date for such Monthly Period, plus (c) any Series 2018-1 Available Finance Charge Collections available with respect to such Monthly Period to cover the Series 2018-1 Default Amount or to reimburse any reductions in the Allocation Amount from an allocation of Investor Charge-Offs or from the application of Reallocated Principal Collections, plus (d) following an Event of Default and acceleration of the Series 2018-1 Notes, Series 2018-1 Available Finance Charge Collections, if any, with respect to such Monthly Period, available pursuant to Section 4.04(g).

“Series 2018-1 Default Amount” means, with respect to any Monthly Period, an amount equal to the Default Amount allocated to the Series 2018-1 Notes pursuant to Section 4.01(d).

“Series 2018-1 Finance Charge Collections” means, with respect to any Monthly Period, the Finance Charge Collections allocated to the Series 2018-1 Notes pursuant to Section 4.01(b).

“Series 2018-1 Floating Allocation Percentage” means, with respect to any date of determination in any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Allocation Amount as of the

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beginning of the first day of such Monthly Period (or, (x) in the case of the first Monthly Period, the Series 2018-1 Stated Principal Amount and (y) with respect to any Monthly Period in which there is an issuance of additional Series 2018-1 Notes occurring in such Monthly Period, the Allocation Amount (after giving effect to any increase to the Allocation Amount resulting from the issuance of the additional Series 2018-1 Notes) as of any date of determination on or after the date of such issuance of additional Series 2018-1 Notes), and (b) the denominator of which is the greater of (i) the Pool Balance as of the beginning of the first day of the calendar month in which such date of determination occurs as adjusted in accordance with the provisions below, or (ii) the sum of the numerators used to calculate the Floating Allocation Percentages for all Series of Notes as of such date of determination. With respect to any Monthly Period in which an Addition Date or a Removal Date occurs, the Series 2018-1 Floating Allocation Percentage for the portion of the Monthly Period falling on and after such Addition Date or Removal Date, as applicable, and prior to any subsequent Addition Date or Removal Date, as applicable, will be recalculated for such period using the Pool Balance as of the close of business on the subject Addition Date or Removal Date.

“Series 2018-1 Monthly Interest” means, with respect to any Payment Date, (a) the Class A Monthly Interest, (b) any Class A Monthly Interest previously due but not paid to the Class A Noteholders, (c) the Class B Monthly Interest, (d) any Class B Monthly Interest previously due but not paid to the Class B Noteholders, (e) the amount of Additional Interest, if any, and (f) any Additional Interest previously due but not paid to the Series 2018-1 Noteholders, in each case for such Payment Date.

“Series 2018-1 Monthly Principal” has the meaning specified in Section 4.03.

“Series 2018-1 Noteholders” means a Class A Noteholder or a Class B Noteholder.

“Series 2018-1 Note” means a Class A Note or a Class B Note.

“Series 2018-1 Portfolio Yield” means, for any Monthly Period (which, in the case of the first Monthly Period, shall be determined pursuant to Section 2.01(e)), the annualized percentage equivalent of a fraction:

(a)       the numerator of which is equal to the sum of:

(A)       the Series 2018-1 Available Finance Charge Collections with respect to such Monthly Period; minus

(B)       the Series 2018-1 Default Amount for such Monthly Period; and

(b)       the denominator of which is the Allocation Amount as of the last day of the preceding Monthly Period.

“Series 2018-1 Principal Allocation Percentage” means, with respect to any date of determination in any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is (i) during the Revolving Period, the Allocation Amount as of the beginning of the first day of such Monthly Period (or, (x) in the case of the first Monthly Period, the Series 2018-1 Stated Principal Amount and (y) with respect

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to any Monthly Period in which there is an issuance of additional Series 2018-1 Notes occurring in such Monthly Period, the Allocation Amount (after giving effect to any increase to the Allocation Amount resulting from the issuance of the additional Series 2018-1 Notes) as of any date of determination on or after the date of such issuance of additional Series 2018-1 Notes) and (ii) during the Controlled Accumulation Period or the Early Amortization Period, the Allocation Amount as of the close of business on the date on which the Revolving Period shall have terminated, and (b) the denominator of which is the greater of (i) the Pool Balance as of the beginning of the first day of the calendar month in which such date of determination occurs as adjusted in accordance with the provisions below, or (ii) the sum of the numerators used to calculate the Principal Allocation Percentages for all Series of Notes as of such date of determination. With respect to any Monthly Period in which an Addition Date or a Removal Date occurs, the Series 2018-1 Principal Allocation Percentage for the portion of the Monthly Period falling on and after such Addition Date or Removal Date, as applicable, and prior to any subsequent Addition Date or Removal Date, as applicable, will be recalculated for such period using the Pool Balance as of the close of business on the subject Addition Date or Removal Date.

“Series 2018-1 Principal Collections” means, with respect to any Monthly Period, the Principal Collections allocated to the Series 2018-1 Notes pursuant to Section 4.01(c).

“Series 2018-1 Servicing Fee” means, with respect to any Monthly Period, an amount equal to the product of (a) the Servicing Fee with respect to such Monthly Period and (b) the Series 2018-1 Floating Allocation Percentage.

“Series 2018-1 Stated Principal Amount” means $822,785,000.

“Series Available Finance Charge Collections Shortfall” means, with respect to any Monthly Period as determined on the related Note Transfer Date, (a) with respect to Series 2018-1, the excess, if any, of (i) the aggregate amount targeted to be paid or applied pursuant to Sections 4.04(a) through (f) for such Monthly Period over (ii) the Series 2018-1 Available Finance Charge Collections with respect to such Monthly Period and (b) with respect to any other Series, the amount set forth in the applicable Indenture Supplement for such Monthly Period; provided, however, that the Issuer, when authorized by an Officer’s Certificate of the Transferor, may amend or otherwise modify this definition of Series Available Finance Charge Collections Shortfall provided that the Note Rating Agency Condition is satisfied.

“Series Available Principal Collections Shortfall” means, with respect to any Monthly Period as determined on the related Note Transfer Date, (a) with respect to Series 2018-1, the excess, if any, of (i) the lesser of the amounts determined pursuant to Sections 4.03(b)(ii) and (iii), for such Monthly Period over (ii) the Series 2018-1 Available Principal Collections, less any amount released and used to purchase Receivables under Section 4.01(f), with respect to such Monthly Period and (b) with respect to any other Series of Notes, the amount set forth in the applicable Indenture Supplement for such Monthly Period; provided, however, that the Issuer, when authorized by an Officer’s Certificate of the Transferor, may amend or otherwise modify this definition of Series Available Principal Collections Shortfall provided that the Note Rating Agency Condition is satisfied.

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“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, among Barclays Dryrock Funding LLC, as Transferor, the Servicer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Shared Excess Available Finance Charge Collections” means, with respect to any Monthly Period as determined on the related Note Transfer Date, with respect to any Series of Notes in Shared Excess Available Finance Charge Collections Group One, the sum of (a) the amount of Series 2018-1 Available Finance Charge Collections with respect to such Monthly Period, available after application in accordance with Section 4.04(a) through (g) and (b) the Finance Charge Collections remaining after all required payments and deposits from all other Series identified as belonging to Shared Excess Available Finance Charge Collections Group One which the applicable Indenture Supplements for such Series specify are to be treated as “Shared Excess Available Finance Charge Collections” with respect to such Monthly Period.

“Shared Excess Available Finance Charge Collections Group One” means the Shared Excess Available Finance Charge Collections Group to which Series 2018-1 has been designated for inclusion under Section 4.09(a).

“Shared Excess Available Principal Collections” means, with respect to any Monthly Period as determined on the related Note Transfer Date, the sum of (a) with respect to Series 2018-1, the amount of Series 2018-1 Available Principal Collections specified to be treated as “Shared Excess Available Principal Collections” pursuant to Sections 4.05(a) and 4.05(b)(iv) and (b) with respect to any other Series included in Shared Excess Available Principal Collections Group One, the Principal Collections allocated to such other Series remaining after all required payments and deposits, which the applicable Indenture Supplements for such Series specify are to be treated as “Shared Excess Available Principal Collections” with respect to such Monthly Period.

“Shared Excess Available Principal Collections Group One” means the Shared Excess Available Principal Collections Group to which Series 2018-1 has been designated for inclusion under Section 4.10(a).

“Sixty Day Delinquency Rate” means, as determined as of the last day of the Monthly Period, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate Dollar amount of Sixty Day Delinquent Assets and the denominator of which is equal to the aggregate Dollar amount of all Receivables.

“Sixty Day Delinquency Rate Percentage” means, (a) as determined as of the last day of the initial Monthly Period for the Series 2018-1 Notes, the Sixty Day Delinquency Rate, (b) as determined as of the last day of the second Monthly Period for the Series 2018-1 Notes, the percentage equivalent of a fraction, the numerator of which is the sum of the Sixty Day Delinquency Rates for the initial Monthly Period and the second Monthly Period and the denominator of which is two (2), and (c) as determined as of the last day of any Monthly Period (other than the initial Monthly Period or second Monthly Period) for the Series 2018-1 Notes, the percentage equivalent of a fraction, the numerator of which is the sum of the Sixty Day Delinquency Rates for the Monthly Period in which such determination occurs and the two (2)

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Monthly Periods immediately preceding such Monthly Period and the denominator of which is three (3).

“Sixty Day Delinquent Asset” means a Receivable (i) with respect to which three consecutive scheduled payments under the applicable Account Agreement remain unpaid for three consecutive billing date cycles and (ii) that is not a Defaulted Receivable.

“Stated Principal Amount” means, with respect to the Series 2018-1 Notes, the Series 2018-1 Stated Principal Amount and has, with respect to any other Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Subordinated Class” means, with respect to the Class A Notes, the Class B Notes.

“Tax Retained Notes” if any, means any Class A Notes while beneficially owned after the Closing Date by either (i) the issuer of such Notes for U.S. federal income tax purposes or (ii) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuer of such Notes for U.S. federal income tax purposes other than a member of a consolidated group (as defined in Treasury Regulation section 1.1502-1(h)) that includes the issuer of such Notes for U.S. Federal income tax purposes, until such time as such Notes are the subject of an opinion pursuant to Section 8.11(a)(ii) of this Indenture Supplement.

“Transfer Agreement” means the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, and as amended by the first amendment thereto, dated as of March 1, 2017, by and among Barclays Dryrock Funding LLC, as Transferor, the Issuer, and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Transferor Amount Measurement Date” means the Record Date. For the avoidance of doubt, the Transferor Amount Measurement Date is the seller’s interest measurement date for purposes of Section 246.5(c)(4) of Regulation RR.

Section 1.02        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)               THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)               Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Indenture Supplement or to any matter arising out of or relating to this Indenture Supplement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Indenture Supplement shall be deemed or operate to preclude the Indenture

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Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Issuer arising hereunder or to enforce a judgment or other court order in favor of the Indenture Trustee. Each party hereto submits and consents in advance to such jurisdiction in any action or suite commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 1.02 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)               BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, OR CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.03        Counterparts. This Indenture Supplement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

Section 1.04        Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

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ARTICLE II

THE NOTES

Section 2.01        Designation.

(a)               There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “Barclays Dryrock Issuance Trust, Series 2018-1” or the “Series 2018-1 Notes.” The Series 2018-1 Notes shall be issued in two (2) Classes, the first of which shall be known as the “Class A Series 2018-1 Floating Rate Asset Backed Notes” and the second of which shall be known as the “Class B Series 2018-1 Fixed Rate Asset Backed Notes.” The Series 2018-1 Notes shall be due and payable on the Legal Maturity Date.

(b)               The Series 2018-1 Notes shall be secured by the Collateral. For the avoidance of doubt, the parties agree that the payment of principal and interest on the Series 2018-1 Notes shall be primarily based on the performance of the Receivables and, except for interest rate or currency mismatches between the Receivables and the Series 2018-1 Notes, shall not be contingent on market or credit events that are independent of such financial assets.

(c)               Series 2018-1 shall be a Shared Excess Available Finance Charge Collections Series and shall be included in Shared Excess Available Finance Charge Collections Group One. Series 2018-1 shall be a Shared Excess Available Principal Collections Series and shall be included in Shared Excess Available Principal Collections Group One. Other than as specified in this Section 2.01(c), Series 2018-1 shall not be in any other Group.

(d)               Series 2018-1 shall not be subordinated to any other Series of Notes.

(e)               Notwithstanding any provision in the Indenture or in this Indenture Supplement to the contrary, the first Payment Date with respect to Series 2018-1 shall be the November 2018 Payment Date, and the first Monthly Period shall begin on and include the Closing Date and end on and include October 31, 2018.

Section 2.02        Issuance of Series 2018-1 Notes. The Issuer may issue Notes of any Class of the Series 2018-1 Notes, so long as the conditions precedent set forth in Section 4.10 of the Indenture are satisfied.

Section 2.03        Documentation. This Indenture Supplement, together with the Transaction Documents, shall (a) define the contractual rights and responsibilities of the parties, including, but not limited to, representations and warranties and ongoing disclosure requirements, and any measures to avoid conflicts of interest; and (b) provide authority for the parties, including, but not limited to, BBD, the Servicer and the Series 2018-1 Noteholders to fulfill their respective duties and exercise their rights under the contracts and clearly distinguish between any multiple roles performed by any party.

[END OF ARTICLE II]

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ARTICLE III

SERVICING COMPENSATION

Section 3.01        Servicing Compensation. The share of the Servicing Fee allocable to the Series 2018-1 Noteholders with respect to any Payment Date shall equal the Series 2018-1 Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 2018-1 Noteholders shall be paid by the holders of the Transferor Interest or the Noteholders of other Series of Notes (as provided in the related Indenture Supplements), and in no event shall the Issuer, the Owner Trustee, the Indenture Trustee or the Series 2018-1 Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the Noteholders of any other Series of Notes.

[END OF ARTICLE III]

ARTICLE IV

RIGHTS OF SERIES 2018-1 NOTEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01        Collections and Allocations.

(a)               Allocations. Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee shall be allocated pursuant to Article V of the Indenture and shall be allocated to Series 2018-1 and distributed as set forth in this Article IV.

(b)               Allocations of Finance Charge Collections to the Series 2018-1 Notes. With respect to each date on which the Servicer deposits Collections into the Collection Account, the Indenture Trustee, at the direction of the Servicer as set forth in the Daily Servicer’s Certificate, shall allocate to the Series 2018-1 Noteholders and retain in the Collection Account for application as provided herein an amount equal to the product of (i) the Series 2018-1 Floating Allocation Percentage and (ii) the amount of Finance Charge Collections deposited into the Collection Account on such date.

(c)               Allocations of Principal Collections to the Series 2018-1 Notes. With respect to each date on which the Servicer deposits Collections into the Collection Account, the Indenture Trustee, at the direction of the Servicer as set forth in the Daily Servicer’s Certificate, shall allocate to the Series 2018-1 Noteholders an amount equal to the product of (i) the Series 2018-1 Principal Allocation Percentage and (ii) the amount of Principal Collections deposited into the Collection Account on such date.

(d)               Allocations of the Default Amount to the Series 2018-1 Notes. With respect to each day during a Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall allocate to the Series 2018-1 Notes an amount equal to the product of (i) the Series 2018-1 Floating Allocation Percentage for such day and (ii) the portion of the Default Amount attributable to Receivables that became Defaulted Receivables on such day.

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(e)               Allocations of the Servicing Fee to the Series 2018-1 Notes. With respect to each Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall on or prior to the applicable Note Transfer Date allocate to the Series 2018-1 Notes an amount equal to the product of (i) the average of the Series 2018-1 Floating Allocation Percentages for all days during such Monthly Period and (ii) the Servicing Fee with respect to such Monthly Period.

(f)                Release of Principal Collections to Purchase Receivables and Pay Optional Amortization Amounts. Principal Collections allocated to the Series 2018-1 Notes as provided in Section 4.01(c) and on deposit in the Collection Account with respect to each Monthly Period may, upon request made by the Servicer on behalf of the Transferor to the Indenture Trustee, on any date, subject to the restrictions set forth below in this Section 4.01(f), be released from the Collection Account and (i) released to the Transferor free and clear of the lien of the Indenture to be used solely for the purpose of purchasing Receivables or (ii) applied to pay Optional Amortization Amounts for other Series. The release of Principal Collections under this Section 4.01(f) to make the payments described in clauses (i) and (ii) of the preceding sentence, shall be subject to the following limitations: (1) no Principal Collections may be released if an Early Amortization Event has occurred and is continuing for one or more Series of Notes in Shared Excess Available Principal Collections Group One; (2) on each date of transfer only the excess of (a) the amount determined pursuant to Section 4.01(c), over (b) an amount equal to the product of (i) the amount determined pursuant to Section 4.01(c), and (ii) a fraction, the numerator of which is the Class B Stated Principal Amount and the denominator of which is the Series 2018-1 Stated Principal Amount, may be released; and (3) if one or more Series of Notes in Shared Excess Available Principal Collections Group One is in an Amortization Period, no Principal Collections for such Monthly Period may be released if the amount of Principal Collections remaining in the Collection Account for such Monthly Period allocable to Shared Excess Available Principal Collections Group One would be less than the sum of the required principal deposits and payments with respect to the Payment Date for the related Monthly Period for such Series of Notes in Shared Excess Available Principal Collections Group One in an Amortization Period (excluding any Optional Amortization Amounts for such Series).

Section 4.02        Determination of Series 2018-1 Monthly Interest.

(a)               The amount of monthly interest (“Class A Monthly Interest”) distributable from the Collection Account with respect to the Class A Notes for any Payment Date shall be an amount equal to the product of (i) (x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (y) the Class A Note Interest Rate in effect for the related Interest Period and (ii) the Outstanding Dollar Principal Amount of the Class A Notes as of the close of business on the Record Date.

On the Note Transfer Date preceding each Payment Date, the Servicer shall determine the excess, if any (the “Class A Interest Shortfall”), of (i) the Class A Monthly Interest for such Payment Date over (ii) the aggregate amount of funds retained in the Collection Account and allocated and available to pay such Class A Monthly Interest on such Payment Date. If the Class A Interest Shortfall with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Class A Interest Shortfall is fully paid, an additional amount (“Class A Additional Interest”) equal to the product of (i) (x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is

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360, times (y) the Class A Note Interest Rate in effect for the related Interest Period plus 2% per annum and (ii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

(b)               The amount of monthly interest (“Class B Monthly Interest”) distributable from the Collection Account with respect to the Class B Notes for any Payment Date shall be an amount equal to the product of (i) (x) a fraction, the numerator of which is thirty (30) and the denominator of which is 360, times (y) the Class B Note Interest Rate in effect for the related Interest Period and (iii) the Outstanding Dollar Principal Amount of the Class B Notes as of the close of business on the Record Date.

On the Note Transfer Date preceding each Payment Date, the Servicer shall determine the excess, if any (the “Class B Interest Shortfall”), of (i) the Class B Monthly Interest for such Payment Date over (ii) the aggregate amount of funds retained in the Collection Account and allocated and available to pay such Class B Monthly Interest on such Payment Date. If the Class B Interest Shortfall with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Class B Interest Shortfall is fully paid, an additional amount (“Class B Additional Interest”) equal to the product of (i) (x) a fraction, the numerator of which is thirty (30) and the denominator of which is 360, times (y) the Class B Note Interest Rate in effect for the related Interest Period plus 2% per annum and (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Noteholders) shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

Section 4.03        Determination of Series 2018-1 Monthly Principal. The amount of monthly principal made available with respect to the Series 2018-1 Notes for any Payment Date (the “Series 2018-1 Monthly Principal”), shall be equal to (a) during the Revolving Period, zero and (b) beginning with the Payment Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Early Amortization Period, begins, shall be equal to the least of (i) the Series 2018-1 Available Principal Collections, less any amount released and used to purchase Receivables under Section 4.01(f), currently on deposit in the Collection Account with respect to such Payment Date, (ii) for each Payment Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Payment Date and (iii) the Allocation Amount for such Payment Date (after taking into account any adjustments to be made on such Payment Date pursuant to Section 4.04, Section 4.07, and Section 4.08).

Section 4.04        Application of Series 2018-1 Available Finance Charge Collections on Deposit in the Collection Account. On each Note Transfer Date the Servicer shall, or shall instruct the Indenture Trustee in writing, to withdraw from the Collection Account and deposit into the Distribution Account from the Series 2018-1 Available Finance Charge Collections with respect to the related Payment Date an amount equal to the amount determined under Section 4.04(a). The Servicer shall apply, or shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B-3), to apply on each Payment Date, (i) the

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Series 2018-1 Available Finance Charge Collections with respect to the related Payment Date on deposit in the Collection Account and (ii) with respect to Section 4.04(a) the funds on deposit in the Distribution Account, as applicable, in the following priority:

(a)               an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest, or portion thereof, previously due but not paid to Class A Noteholders on a prior Payment Date, plus the amount of any Class A Additional Interest for such Payment Date, plus the amount of any Class A Additional Interest, or portion thereof, previously due but not paid to Class A Noteholders on a prior Payment Date, shall be distributed to the Paying Agent for payment to Class A Noteholders on such Payment Date;

(b)               an amount equal to the Series 2018-1 Servicing Fee for such Payment Date, plus the amount of any Series 2018-1 Servicing Fee, or portion thereof, previously due but not paid to the Servicer on a prior Payment Date, shall be distributed to the Servicer;

(c)               an amount equal to Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest, or portion thereof, previously due but not paid to Class B Noteholders on a prior Payment Date, plus the amount of any Class B Additional Interest for such Payment Date, plus the amount of any Class B Additional Interest, or portion thereof, previously due but not paid to Class B Noteholders on a prior Payment Date, shall be distributed to the Paying Agent for the payment to Class B Noteholders on such Payment Date;

(d)               an amount equal to the Series 2018-1 Default Amount for such Payment Date shall be treated as a portion of Series 2018-1 Available Principal Collections for such Payment Date;

(e)               an amount equal to the sum of the aggregate amount of Investor Charge- Offs and the amount of Reallocated Principal Collections which have not previously been reimbursed shall be used to reimburse such amount pursuant to this Section 4.04(e) and treated as Series 2018-1 Available Principal Collections for such Payment Date;

(f)                on each Payment Date during the Accumulation Reserve Account Funding Period an amount equal to the excess, if any, of the Required Accumulation Reserve Account Amount over the Available Accumulation Reserve Account Amount shall be deposited into the Accumulation Reserve Account;

(g)               upon the occurrence of an Event of Default with respect to Series 2018-1 and acceleration of the maturity of the Series 2018-1 Notes pursuant to Section 7.02 of the Indenture, the balance, if any, up to the Outstanding Dollar Principal Amount, less the amount of Series 2018-1 Available Principal Collections (less any amount released and used to purchase Receivables under Section 4.01(f)) currently on deposit in the Collection Account allocated to Series 2018-1 on such Payment Date (other than pursuant to this clause (g)), shall be treated as Series 2018-1 Available Principal Collections for such Payment Date;

(h)               the balance, if any, shall constitute a portion of Shared Excess Available Finance Charge Collections for such Payment Date and shall be available for allocation to other Series in Shared Excess Available Finance Charge Collections Group One, to the extent needed; and

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(i)                 first, an amount equal to that needed to pay any other obligations of the Issuer under the Transaction Documents shall be applied to pay such obligations, and the balance shall be paid to the holders of the Transferor Interest.

Section 4.05        Application of Series 2018-1 Available Principal Collections.

(a)               On or before each Payment Date with respect to the Revolving Period, an amount equal to Series 2018-1 Available Principal Collections deposited in the Collection Account with respect to the related Monthly Period, less any amount released and used to purchase Receivables under Section 4.01(f), shall be treated as Shared Excess Available Principal Collections with respect to such Monthly Period.

(b)               With respect to the Controlled Accumulation Period or the Early Amortization Period, an amount equal to the Series 2018-1 Available Principal Collections, less any amount released and used to purchase Receivables under Section 4.01(f), currently on deposit in the Collection Account for the related Monthly Period, shall be distributed or deposited on the following dates and in the following order of priority:

(i)                 during the Controlled Accumulation Period, and prior to the payment in full of the Class A Notes and the Class B Notes, an amount equal to the Series 2018-1 Monthly Principal, for each Payment Date shall be deposited into the Principal Funding Account on such Payment Date; provided, however, that with respect to the calendar month in which the Expected Final Payment Date occurs, such deposit shall be made on the applicable Note Transfer Date;

(ii)              during the Early Amortization Period, on each Note Transfer Date an amount equal to the lesser of (i) the Series 2018-1 Monthly Principal, for the related Payment Date or (ii) the Class A Stated Principal Amount, shall be deposited into the Distribution Account and on the related Payment Date distributed to the Paying Agent for payment to the Class A Noteholders on such Payment Date until the Class A Stated Principal Amount has been paid in full;

(iii)            during the Early Amortization Period on each Payment Date, after giving effect to the deposit on the related Note Transfer Date referred to in clause (ii) above, an amount equal to the Series 2018-1 Monthly Principal for such Payment Date remaining, if any, shall be distributed to the Paying Agent for payment to the Class B Noteholders on such Payment Date until the Class B Stated Principal Amount has been paid in full; and

(iv)             on each Payment Date the balance of such Series 2018-1 Available Principal Collections after giving effect to the distributions referred to in clauses (i)-(iii) above shall be treated as Shared Excess Available Principal Collections for the benefit of other Series in the Shared Excess Available Principal Collections Group One.

(c)               On the earlier to occur of the Note Transfer Date relating to (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Expected Final Payment Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the amounts deposited into the Principal Funding Account pursuant to Section 4.05(b)(i) and deposit into the Distribution Account an amount equal to the lesser of the amount

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in the Principal Funding Account and the Class A Stated Principal Amount, and the Indenture Trustee, acting in accordance with instructions from the Servicer, shall distribute such funds to the Paying Agent for payment to the Class A Noteholders on the related Payment Date. On the earlier to occur of (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Expected Final Payment Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the remaining amounts, if any, in the Principal Funding Account an amount equal to the lesser of such remaining amount and the Class B Stated Principal Amount, and the Indenture Trustee, acting in accordance with instructions from the Servicer, shall distribute such funds to the Paying Agent for payment to the Class B Noteholders on such Payment Date.

Section 4.06        Principal Funding Account; Controlled Accumulation Period.

(a)               (i) The Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Principal Funding Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Series 2018-1 Noteholders in accordance with Section 5.02(c) of the Indenture.

(ii)              If a securities intermediary has been appointed, funds on deposit in the Principal Funding Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer in accordance with written instructions from the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2018-1 Noteholders; provided, that with respect to each Payment Date, all interest and other investment income (net of losses and investment expenses) (“Principal Funding Account Investment Proceeds”) on funds on deposit therein shall be applied as set forth in Section 4.06(a)(iii) below; and provided, further, that funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that shall mature so that such funds shall be available at the opening of business on the Note Transfer Date preceding the following Payment Date. Unless the Servicer directs otherwise, funds deposited in the Principal Funding Account on a Note Transfer Date upon the maturity of any Eligible Investments are not required to be invested. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee shall sell, liquidate or dispose of any such Eligible Investment if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment; provided further, however, that the Servicer shall deliver prompt written notice to the Indenture Trustee of any such default; and provided further, that, subject to Section 8.01 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in such Principal Funding Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

(iii)            On each Note Transfer Date with respect to the Controlled Accumulation Period, the Servicer shall direct the Indenture Trustee in writing to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Account Investment Proceeds, if any, then on deposit in the Principal Funding Account and such Principal Funding Account Investment Proceeds, if any, shall be treated as a portion of Series 2018-1 Available Finance Charge Collections.

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(iv)             Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Indenture Supplement.

(b)               (i) The Indenture Trustee shall possess all right, title and interest in all funds and property from time to time credited to the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the exclusive control of the Indenture Trustee for the benefit of the Series 2018-1 Noteholders. If, at any time (i) the Principal Funding Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer or the Owner Trustee for the Issuer) shall within thirty (30) Business Days (or such longer period upon satisfaction of the Note Rating Agency Condition, but in any event not to exceed forty-five (45) Business Days) establish a new Principal Funding Account meeting the conditions specified in Section 4.06(a)(i) above as an Eligible Deposit Account and shall transfer any funds or other property to such new Principal Funding Account or (ii) the Issuer determines for any reason that the Principal Funding Account should be held at a different Eligible Institution, then upon prior written notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Principal Funding Account that is an Eligible Deposit Account and shall transfer any funds or other property from such Principal Funding Account to such new Principal Funding account. From the date each such new Principal Funding Account is established, it shall be the “Principal Funding Account.”

(ii)              Pursuant to the authority granted to the Servicer in Section 3.1 of the Servicing Agreement, the Servicer shall have the power to instruct the Indenture Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer’s or Indenture Trustee’s duties hereunder.

(c)               The Controlled Accumulation Period is scheduled to commence the first Business Day of the month that is twelve (12) calendar months prior to the Expected Final Payment Date; provided, however, that if the Controlled Accumulation Period Length (determined as described below) is less than twelve (12) months, then the date on which the Controlled Accumulation Period actually commences will be the first Business Day of the month that is the number of whole months prior to the Expected Final Payment Date at least equal to the Controlled Accumulation Period Length. On or before the second Business Day immediately preceding the first Business Day of the month that is twelve (12) months prior to the Expected Final Payment Date, the Servicer shall determine the “Controlled Accumulation Period Length,” which shall equal the number of months not less than the number of whole calendar months reasonably expected by the Servicer to be necessary to accumulate from Series 2018-1 Available Principal Collections and Shared Excess Available Principal Collections expected to be available to Series 2018-1 from other Shared Excess Available Principal Collections Series during the Controlled Accumulation Period an amount equal to the Series 2018-1 Stated Principal Amount; provided, however, that the Controlled Accumulation Period Length shall not be determined to be less than one month.

Section 4.07        Investor Charge-Offs. On or prior to each Note Transfer Date, the Servicer shall calculate the Series 2018-1 Default Amount, if any, for the related Payment Date. If, for any Payment Date, the Series 2018-1 Default Amount for the related Monthly Period exceeds the amount available therefor pursuant to Section 4.04(d) with respect to such Monthly

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Period, the Allocation Amount will be reduced by the amount of such excess, but not by more than the Series 2018-1 Default Amount for such Payment Date (such reduction, an “Investor Charge-Off”).

Section 4.08        Reallocated Principal Collections. On each Payment Date, the Servicer shall apply, to the extent permitted herein, or shall instruct the Indenture Trustee in writing to apply Reallocated Principal Collections with respect to such Payment Date, in an amount equal to the lesser of (a) the Series 2018-1 Principal Collections, less any amount released and used to purchase Receivables under Section 4.01(f), for the related Monthly Period or (b) the Monthly Subordination Amount for such Payment Date in accordance with the priority set forth in Sections 4.04(a) and (b). On each Payment Date, the Allocation Amount shall be reduced by the amount of Reallocated Principal Collections for such Payment Date.

Section 4.09        Shared Excess Available Finance Charge Collections.

(a)               Series 2018-1 shall be included in Shared Excess Available Finance Charge Collections Group One for the purpose of sharing Shared Excess Available Finance Charge Collections.

(b)               Unless otherwise provided pursuant to the terms of Section 4.11 of the Indenture, Shared Excess Available Finance Charge Collections with respect to any Monthly Period shall be shared within Shared Excess Available Finance Charge Collections Group One to cover the applicable Series Available Finance Charge Collections Shortfalls for such Monthly Period, if any, and applied on the Note Transfer Date in the immediately succeeding Monthly Period for each Shared Excess Available Finance Charge Collections Group Series with a Series Available Finance Charge Collections Shortfall for such Monthly Period. Shared Excess Available Finance Charge Collections allocable to Series 2018-1 with respect to each Monthly Period shall mean an amount equal to the Series Available Finance Charge Collections Shortfall, if any, with respect to Series 2018-1 for such Monthly Period; provided, however, that if the aggregate amount of Shared Excess Available Finance Charge Collections for all Series in Shared Excess Available Finance Charge Collections Group One for each Monthly Period is less than the Aggregate Series Available Finance Charge Collections Shortfall for such Monthly Period, then Shared Excess Available Finance Charge Collections allocable to Series 2018-1 with respect to such Monthly Period shall equal the product of (i) Shared Excess Available Finance Charge Collections for all Series in Shared Excess Available Finance Charge Collections Group One for such Monthly Period and (ii) a fraction, the numerator of which is the Series Available Finance Charge Collections Shortfall with respect to Series 2018-1 for such Monthly Period and the denominator of which is the Aggregate Series Available Finance Charge Collections Shortfall for such Monthly Period.

(c)               Unless otherwise specified in the Indenture Supplement for any other Series in Shared Excess Available Finance Charge Collections Group One, any Shared Excess Available Finance Charge Collections for each Series in Shared Excess Available Finance Charge Collections Group One for any Monthly Period which shall remain after application pursuant to clause (b) above shall be paid to the holders of the Transferor Interest. Shared Excess Available Finance Charge Collections will not be available for application by other

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Series of Notes that are not included in Shared Excess Available Finance Charge Collections Group One.

Section 4.10        Shared Excess Available Principal Collections.

(a)               Series 2018-1 shall be included in Shared Excess Available Principal Collections Group One for the purpose of sharing Shared Excess Available Principal Collections.

(b)               Unless otherwise provided pursuant to the terms of Section 4.11 of the Indenture, Shared Excess Available Principal Collections with respect to any Monthly Period shall be shared within Shared Excess Available Principal Collections Group One to cover the applicable Series Available Principal Collections Shortfalls for such Monthly Period, if any, for each Shared Excess Available Principal Collections Series with a Series Available Principal Collections Shortfall for such Monthly Period, and such Shared Excess Available Principal Collections allocable to Series 2018-1 shall be distributed or deposited on the dates and in the order of priority provided for under Sections 4.05(b)(i)-(iii). Shared Excess Available Principal Collections allocable to Series 2018-1 with respect to each Monthly Period shall mean an amount equal to the Series Available Principal Collections Shortfall, if any, with respect to Series 2018-1 for such Monthly Period; provided, however, that if the aggregate amount of Shared Excess Available Principal Collections for all Series in Shared Excess Available Principal Collections Group One for each Monthly Period is less than the Aggregate Series Available Principal Collections Shortfall for such Monthly Period, then Shared Excess Available Principal Collections allocable to Series 2018-1 with respect to such Monthly Period shall equal the product of (i) Shared Excess Available Principal Collections for all Series in Shared Excess Available Principal Collections Group One for such Monthly Period and (ii) a fraction, the numerator of which is the Series Available Principal Collections Shortfall with respect to Series 2018-1 for such Monthly Period and the denominator of which is the Aggregate Series Available Principal Collections Shortfall for such Monthly Period.

(c)               Unless otherwise specified in the Indenture Supplement for any other Series in Shared Excess Available Principal Collections Group One, any Shared Excess Available Principal Collections for each Series in Shared Excess Available Principal Collections Group One for any Monthly Period which shall remain after application pursuant to clause (b) above shall be paid to the holders of the Transferor Interest. Shared Excess Available Principal Collections will not be available for application by other Series of Notes that are not included in Shared Excess Available Principal Collections Group One.

Section 4.11        Accumulation Reserve Account.

(a)               The Servicer shall cause to be established and maintain an Eligible Deposit Account (the “Accumulation Reserve Account”) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Series 2018-1 Noteholders in accordance with Section 5.02(c) of the Indenture. The Indenture Trustee shall possess all right, title and interest in all funds and property from time to time credited to the Accumulation Reserve Account and in all proceeds thereof. The Accumulation Reserve Account shall be under the exclusive control of the Indenture Trustee for the benefit of the Series 2018-1 Noteholders. If at any time (i) the Accumulation Reserve

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Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Indenture Trustee, and the Indenture Trustee upon being notified in writing of such ineligibility (or the Servicer or the Owner Trustee for the Issuer) shall within thirty (30) Business Days (or such longer period not to exceed forty-five (45) Business Days upon satisfaction of the Note Rating Agency Condition) establish a new Accumulation Reserve Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any funds or other property to such new Accumulation Reserve Account or (ii) the Issuer determines for any reason that the Accumulation Reserve Account should be held at a different Eligible Institution, then upon prior written notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Accumulation Reserve Account that is an Eligible Deposit Account and shall transfer any funds or other property from such Accumulation Reserve Account to such new Accumulation Reserve Account. From the date each such new Accumulation Reserve Account is established, it shall be the “Accumulation Reserve Account.” The Indenture Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Accumulation Reserve Account from time to time in an amount up to the Available Accumulation Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Payment Date during the Accumulation Reserve Account Funding Period make a deposit into the Accumulation Reserve Account in the amount specified in, and otherwise in accordance with, Section 4.04(f).

(b)               If a securities intermediary has been appointed, funds on deposit in the Accumulation Reserve Account, on any Note Transfer Date, after giving effect to any withdrawals from the Accumulation Reserve Account on such Note Transfer Date, shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer in accordance with written instructions from the Servicer; provided, that the funds are invested in investments that shall mature so that such funds shall be available for withdrawal on or prior to the following Note Transfer Date. Absent such direction, funds in the Accumulation Reserve Account shall remain uninvested. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee shall sell, liquidate or dispose of any such Eligible Investment if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment; provided further, however, that the Servicer shall deliver prompt written notice to the Indenture Trustee of any such default; and provided further, that, subject to Section 8.01 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in such Accumulation Reserve Account resulting from any loss on any Eligible Investment included therein; provided further, however, that the foregoing proviso will not limit any amounts payable by U.S. Bank National Association on any such Eligible Investments issued by U.S. Bank National Association, in its commercial capacity, in accordance with their terms. On each Note Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Note Transfer Date on funds on deposit in the Accumulation Reserve Account shall be retained in the Accumulation Reserve Account (to the extent that the Available Accumulation Reserve Account Amount is less than the Required Accumulation Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account for application in accordance with Section 4.04. For purposes of determining the availability of funds or the balance in the Accumulation Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, investment earnings, if any, on such funds shall be deemed not to be available or on deposit.

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(c)               On the Note Transfer Date preceding (i) each Payment Date with respect to the Controlled Accumulation Period and (ii) the first Payment Date of the Early Amortization Period, the Servicer shall calculate the “Accumulation Reserve Draw Amount” which shall be equal to the excess, if any, of the Covered Amount with respect to such Payment Date over the Principal Funding Account Investment Proceeds with respect to such Payment Date.

(d)               In the event that for any Payment Date the Accumulation Reserve Draw Amount is greater than zero, the Accumulation Reserve Draw Amount, up to the Available Accumulation Reserve Account Amount, shall be (i) withdrawn from the Accumulation Reserve Account on the Note Transfer Date on which such Accumulation Reserve Draw Amount is calculated by the Indenture Trustee (acting in accordance with the instructions of the Servicer) and (ii) deposited into the Collection Account for application as Series 2018-1 Available Finance Charge Collections for such Payment Date.

(e)               In the event that the Accumulation Reserve Account Surplus on any Payment Date, after giving effect to all deposits to and withdrawals from the Accumulation Reserve Account with respect to such Payment Date, is greater than zero, the Indenture Trustee (acting in accordance with the instructions of the Servicer) shall withdraw from the Accumulation Reserve Account, and pay to the Owner Trustee for distribution in accordance with the Trust Agreement an amount equal to such Accumulation Reserve Account Surplus.

(f)                Upon the earliest to occur of (i) the day on which the Allocation Amount is reduced to zero, (ii) the occurrence of an Event of Default with respect to the Series 2018-1 Notes and acceleration of such Series 2018-1 Notes pursuant to Section 7.02 of the Indenture, the first Payment Date with respect to the Early Amortization Period, (iv) the Expected Final Payment Date, and (v) the termination of the Trust pursuant to the Trust Agreement, the Indenture Trustee (acting in accordance with the instructions of the Servicer) after the prior payment of all amounts owing to the Series 2018-1 Noteholders which are payable from the Accumulation Reserve Account as provided herein, shall withdraw from the Accumulation Reserve Account and pay to the holders of the Transferor Interest all amounts, if any, on deposit in the Accumulation Reserve Account and the Accumulation Reserve Account shall be deemed to have terminated for purposes of this Indenture Supplement.

(g)               Notwithstanding the foregoing, following an Event of Default with respect to the Series 2018-1 Notes and acceleration of such Series 2018-1 Notes, any Accumulation Reserve Account Surplus or other amounts on deposit in the Accumulation Reserve Account shall be applied toward payment of any amounts owing with respect to the Series 2018-1 Notes before such amounts are paid to the holders of the Transferor Interest.

Section 4.12        Investment Instructions. Any investment instructions given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 1:00 P.M. (New York City time) on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 1:00 P.M. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the

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Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 1:00 P.M. (New York City time) on the day such investment is requested to be made.

Section 4.13        Determination of LIBOR.

(a)               On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR for the related Interest Period, which shall be the rate for deposits in United States dollars for a period equal to one-month (commencing on the first day of such Interest Period) that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on such date; provided, however, that with respect to the first Interest Period, LIBOR will be the rate appearing on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) as of 11:00 a.m., London time, on that date for an interpolated rate for deposits in United States dollars for a period that corresponds to the actual number of days in the first Interest Period. Upon such determination, the Indenture Trustee shall notify the Servicer of LIBOR for such LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for the LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that day to prime banks in the London interbank market for a period equal to one-month (or, for the first Interest Period, an interpolated rate for deposits in United States dollars for a period that corresponds to the actual number of days in the first Interest Period) commencing on the first day of such Interest Period. The Servicer shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that LIBOR Determination Date shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 A.M., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to one-month (or, for the first Interest Period, an interpolated rate for deposits in United States dollars for a period that corresponds to the actual number of days in the first Interest Period) commencing on the first day of such Interest Period. If the banks selected by the Servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period shall be LIBOR in effect for the immediately preceding Interest Period.

(b)               Notwithstanding anything in Section 4.13(a) to the contrary, if, on or prior to any LIBOR Determination Date, the Servicer determines that LIBOR has been discontinued or is permanently no longer being published, the Servicer shall direct the Indenture Trustee in writing to use a substitute or successor base rate that the Servicer has determined, in its sole discretion after consulting any source it deems to be reasonable, is the industry-accepted substitute or successor base rate; provided that the Servicer shall not be obligated to direct the Indenture Trustee to use a substitute or successor base rate if the Servicer determines, in its sole discretion after consulting any source it deems to be reasonable, that there is no industry-accepted substitute or successor base rate. Upon the selection of an industry-accepted substitute or successor base rate pursuant to the preceding sentence, the Servicer may, in its sole discretion after consulting any source it deems to be reasonable, make, or direct the Indenture Trustee to make, any adjustments to the day count, the business day convention, the definition of business

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day, the interest determination date, the applicable spread for any Class of Series 2018-1 Notes and any other relevant methodology for calculating such industry-accepted substitute or successor base rate, including any adjustment factor the Servicer determines is needed to make such industry-accepted substitute or successor base rate comparable to LIBOR, in a manner that is consistent with industry-accepted practices for such industry-accepted substitute or successor base rate and without the consent of any Noteholders and without satisfying Section 8.06 hereof, Article X of the Indenture or the amendment provisions of any other Transaction Document. For the avoidance of doubt: (a) in no event shall the Indenture Trustee be responsible for (i) determining LIBOR or any substitute for LIBOR if such rate does not appear on Reuters Screen LIBOR01 Page or on a comparable system as is customarily used to quote LIBOR or such substitute for LIBOR or (ii) unless so directed by the Servicer, making any adjustments to the day count, the business day convention, the definition of business day, the interest determination date, the applicable spread for any Class of Series 2018-1 Notes or any other relevant methodology for calculating such industry-accepted substitute or successor base rate, including any adjustment factor the Servicer determines is needed to make such industry-accepted substitute or successor base rate comparable to LIBOR, in a manner that is consistent with industry-accepted practices for such industry-accepted substitute or successor base rate; and (b) in connection with any of the matters referenced in clause (a) of this sentence, the Indenture Trustee shall be entitled to conclusively rely on any determinations made by the Servicer in regards to such matters and shall have no liability for such actions taken at the direction of the Servicer. If the Servicer shall fail to provide a substitute or successor base rate for any Interest Period after LIBOR is discontinued or no longer in publication, then, for purposes of calculating interest rates hereunder for such Interest Period, LIBOR as in effect for the immediately preceding Interest Period when LIBOR was available shall be used to calculate the Class A Note Interest Rate.

(c)               The Servicer shall determine, as applicable, and promptly notify the Transferor and the Indenture Trustee of, the Class A Note Interest Rate and the Class B Note Interest Rate for the applicable Interest Period. The Class A Note Interest Rate and the Class B Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Series 2018-1 Noteholder by telephoning the Indenture Trustee at its Corporate Trust Office at 1-800-934-6802.

Section 4.14        Sale of Collateral for Series 2018-1 Notes That are Accelerated or Reach Legal Maturity.

(a)               If the Series 2018-1 Notes have been accelerated pursuant to Section 7.02 of the Indenture following an Event of Default, the Indenture Trustee may, subject to the conditions specified in Section 4.14(b), and at the direction of the Holders of more than 66 % of the Outstanding Dollar Principal Amount of the Series 2018-1 Notes will, subject to the conditions specified in Section 4.14(b), sell Principal Receivables (or interests therein) in an amount (as determined by the Issuer and provided to the Indenture Trustee) not to exceed the Allocation Amount as of the close of business on the day preceding such sale, plus any related Finance Charge Receivables.

(b)               Such a sale will be permitted only if at least one of the following conditions is met:

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(i)                 the Holders of more than 90% of the aggregate Outstanding Dollar Principal Amount of the Series 2018-1 Notes consent; or

(ii)              the net proceeds of such sale (plus amounts on deposit in the Issuer Accounts) would be sufficient to pay all amounts due on the Series 2018-1 Notes; or

(iii)            the Indenture Trustee in consultation with the Servicer determines that the funds to be allocated to the Series 2018-1 Notes, including (1) Series 2018-1 Available Finance Charge Collections and Series 2018-1 Available Principal Collections and (2) amounts on deposit in the Issuer Accounts, may not be sufficient on an ongoing basis to make all payments on the Series 2018-1 Notes as such payments would have become due if such obligations had not been declared due and payable, and Series 2018-1 Noteholders evidencing more than 66 2/3% of the aggregate Outstanding Dollar Principal Amount of the Series 2018-1 Notes consent to the sale; provided, that the Issuer will provide the Indenture Trustee with the information reasonably requested by the Indenture Trustee to make such determination.

(c)               If the Allocation Amount is greater than zero on the Legal Maturity Date (after giving effect to any allocations, deposits and payments otherwise to be made on that Legal Maturity Date), the Indenture Trustee shall, no later than the Legal Maturity Date, sell or cause to be sold Principal Receivables (or interests therein) in an amount not to exceed the Allocation Amount as of the close of business on the day preceding such sale, plus any related Finance Charge Receivables.

(d)               Upon the occurrence of such sale, the Allocation Amount shall be automatically reduced to zero and Principal Collections and Finance Charge Collections shall no longer be allocated to the Series 2018-1 Notes.

(e)               Sale proceeds received with respect to the Series 2018-1 Notes pursuant to clause (a) or (c) above will be applied as specified in Section 7.06 of the Indenture, and amounts available for application pursuant to clause (b) of Section 7.06 should be allocated and paid in the following priority:

first, to the Class A Noteholders, until the Class A Stated Principal Amount and all current and past due Class A Monthly Interest and Class A Additional Interest has been paid in full; and

second, to the Class B Noteholders, until the Class B Stated Principal Amount and all current and past due Class B Monthly Interest and Class B Additional Interest has been paid in full.

Section 4.15        Distribution Account. The Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Distribution Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Class A Noteholders in accordance with Section 5.02(c) of the Indenture. The Indenture Trustee shall possess all right, title and interest in all funds and property from time to time credited to the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the exclusive control of the Indenture Trustee for the benefit of the Class A Noteholders. If, at any time the Distribution Account ceases to be an Eligible

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Deposit Account, the Indenture Trustee shall within thirty (30) Business Days (or such longer period upon satisfaction of the Note Rating Agency Condition, but in any event not to exceed forty-five (45) Business Days) establish a new Distribution Account meeting the conditions specified above as an Eligible Deposit Account and shall transfer any funds or other property to such new Distribution Account. Pursuant to the authority granted to the Servicer in Section 3.1 of the Servicing Agreement, the Servicer shall have the power to instruct the Indenture Trustee to make withdrawals and payments from the Distribution Account for the purposes of carrying out the Servicer’s or Indenture Trustee’s duties hereunder. For the avoidance of doubt, funds on deposit in the Distribution Account shall not be invested.

Section 4.16        Delinquency Trigger Percentage. As of the Closing Date, the Delinquency Trigger Percentage is 9.00%. If due to the introduction or any change in or in the interpretation of any law or regulations or the imposition of any guideline or request from any central bank or other Governmental Authority, in each case after the date hereof, the Delinquency Trigger Percentage (in the reasonable good faith judgment of the Servicer) should be re-determined, the Servicer shall submit to the Indenture Trustee an Officer’s Certificate setting forth in reasonable detail the basis for the re-determination and the revised Delinquency Trigger Percentage. In the absence of manifest error, and following the delivery of such Officer’s Certificate to the Indenture Trustee, the revised Delinquency Trigger Percentage shall be effective as of the date such revised Delinquency Trigger Percentage is reported in the Monthly Noteholders’ Statement.

Section 4.17        Asset Review.

(a)               Upon the occurrence of a Delinquency Trigger Event any Noteholder, including any Note Owner, of an Outstanding Note shall have the right with respect to such Delinquency Trigger Event to initiate a vote to determine whether or not to direct the Asset Representations Reviewer to undertake a review of Sixty Day Delinquent Assets to determine whether or not such Sixty Day Delinquent Assets complied with the ARR Representations and Warranties (the “ARR Review”). Upon disclosure of the occurrence of a Delinquency Trigger Event in the Monthly Noteholders’ Statement relating to the Monthly Period when the Delinquency Trigger Event occurred, Noteholders shall have 90 days from the date of such disclosure to determine whether or not to initiate a vote. In order to initiate a vote, during such 90 day period Noteholders must send written notification to the Indenture Trustee indicating that in light of the occurrence of a Delinquency Trigger Event (such Delinquency Trigger Event to be specified in such written notification) they are in favor of initiating a vote with respect to such specified Delinquency Trigger Event to determine whether or not to direct the Asset Representations Reviewer to undertake an ARR Review. The Indenture Trustee shall record the written notifications received from Noteholders during such 90 day period as they relate to each identified Delinquency Trigger Event. Prior, however, to recording any written notification received during such 90 day period, the Indenture Trustee must receive verification from any Note Owner that it is in fact a Holder of a beneficial interest in an Outstanding Note. Such verification shall be in the form of (x) a written certification from such Note Owner and (y) one other form of documentation such as a trade confirmation, account statement, a letter from a broker or dealer, or other similar document. The Indenture Trustee may also set a record date for purposes of determining the identity of Noteholders in accordance with the Trust Indenture Act Section 316(c). If at any time during such 90 day period Noteholders holding no less than 5% of the aggregate Adjusted Outstanding Dollar Principal Amount of all Outstanding Notes

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(determined as of the date the Delinquency Trigger Event occurred) are recorded by the Indenture Trustee with respect to a specified Delinquency Trigger Event as being in favor of initiating a vote to determine whether or not to direct the Asset Representations Reviewer to undertake an ARR Review, then promptly after the date of recordation of such 5% with respect to such Delinquency Trigger Event a vote shall be initiated and undertaken pursuant to standard vote solicitation procedures of the Indenture Trustee which may include the use of a vote solicitation/tabulation agent and the voting guidelines promulgated by the DTC relating to notes registered in the name of Cede & Co. If initiated, the Issuer shall include in its Securities Exchange Act Form 10-D filing related to the Monthly Period in which such vote was initiated (a) the date such vote was initiated, (b) the timeline for submitting a vote, and (c) a statement to the effect that Noteholders can exercise their right to vote, by proxy or otherwise, in accordance with, as applicable, the applicable DTC voting guidelines and procedures. BBD, in its individual capacity, shall pay all costs, expenses and liabilities incurred by the Indenture Trustee, the Transferor and the Issuer in connection with the voting process. The vote as to whether or not to undertake an ARR Review shall be completed within 150 days of disclosure in the Monthly Noteholders’ Statement of the occurrence of a Delinquency Trigger Event. If at the end of such 150 day period Noteholders holding more than 50% of the aggregate Adjusted Outstanding Dollar Principal Amount of Noteholders casting a vote, cast such vote in favor of an ARR Review, then the Asset Representations Reviewer (upon receipt of notification from the Servicer) shall undertake an ARR Review. The Sixty Day Delinquent Assets reviewed shall be those reported in and relating to the Monthly Noteholders’ Statement for the Monthly Period in which the conditions for an ARR Review were satisfied. The Servicer shall provide the Asset Representations Reviewer with notice of a vote in favor of an ARR Review and access to copies of any underlying documents related to performing the ARR Review, as set forth in the Asset Representations Reviewer Agreement. If Noteholders holding more than 50% of the aggregate Adjusted Outstanding Dollar Principal Amount of Noteholders casting a vote, cast such vote in favor of an ARR Review, then the Issuer shall include in its Securities Exchange Act Form 10-D filing related to the Monthly Period in which such voting concluded a statement to the effect that a vote was conducted and that as a result of such vote an ARR Review shall be undertaken by the Asset Representations Reviewer relating to the specified Delinquency Trigger Event. If Noteholders holding less than 50% of the aggregate Adjusted Outstanding Dollar Principal Amount of the Noteholders casting a vote, cast such vote in favor of an ARR Review, then the Issuer shall include in its Securities Exchange Act Form 10-D filing related to the Monthly Period in which such voting concluded a statement to the effect that a vote was conducted and that as a result of such vote no ARR Review shall be undertaken by the Asset Representations Reviewer relating to the specified Delinquency Trigger Event.

(b)               Upon completion of the ARR Review, the Asset Representations Reviewer shall deliver a report to the Indenture Trustee, with a copy to BBD, setting forth its findings and conclusions. Such report shall not determine whether noncompliance with the ARR Representations and Warranties constitutes a breach of any contractual provision under the Transaction Documents, and the Asset Representations Reviewer will not determine the reason for the delinquency of any Receivable, the creditworthiness of any Obligor, the overall quality of any Receivable or the compliance by the Servicer with its covenants with respect to servicing of the Receivables. The Form 10-D filed with respect to the Monthly Period in which the report is delivered shall include a summary of the findings and conclusions. Not later than sixty days after receipt of the full report from the Asset Representations Reviewer, BBD, in its individual

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capacity, shall determine whether any instance of noncompliance with the ARR Representations and Warranties constitutes a breach of any contractual provision under the Transaction Documents and whether or not to direct a reassignment of any of the Receivables subject to the ARR Review.

Section 4.18        Governing Law For Hague Securities Convention. Pursuant to Section 8- 110(e)(1) of the relevant UCC for purposes of the relevant UCC and the Hague Securities Convention, the local law of the jurisdiction of the Securities Intermediary is the law of the State of New York. Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention and the “securities intermediary’s jurisdiction” as defined in the relevant UCC shall be the State of New York.

[END OF ARTICLE IV]

ARTICLE V

EARLY AMORTIZATION OF NOTES

Section 5.01        Early Amortization Events. In addition to the events identified as Early Amortization Events in Article XII of the Indenture, the occurrence of any of the following events (each, an “Early Amortization Event”) shall result in an early amortization event for the Series 2018-1 Notes:

(a)               if the Quarterly Excess Spread Percentage is less than the Required Excess Spread Percentage; or

(b)               a failure by Transferor under the Transfer Agreement to convey Receivables in Additional Accounts within five Business Days after the day on which it is required to convey such Receivables pursuant to Section 2.11(a) of the Transfer Agreement or, if applicable, Section 2.15(c) of the Transfer Agreement; or

(c)               if any Servicer Default occurs which would have a material adverse effect on the Series 2018-1 Noteholders; or

(d)               the failure to pay the Notes in full on the Expected Final Payment Date; or

(e)               the occurrence of an Event of Default and acceleration of the Series 2018-1 Notes pursuant to Article VII of the Indenture; or

(f)                (i) failure on the part of Transferor to make any payment or deposit required to be made by it by the terms of the Transfer Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or (ii) failure of the Transferor duly to observe or perform in any material respect any of its covenants or agreements set forth in the Transfer Agreement, which failure has a material adverse effect on the Series 2018-1 Noteholders and which continues unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Noteholder of the Series 2018-1 Notes; or

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(g)               any representation or warranty made by Transferor in the Transfer Agreement or any information contained in an account schedule required to be delivered by it pursuant to the Transfer Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Noteholder of the Series 2018-1 Notes and as a result of which the interests of the Series 2018-1 Noteholders are materially and adversely affected for such period; provided, however, that an Early Amortization Event pursuant to this Section 5.01(g) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer Agreement.

In the case of any event described in Sections 5.01(a), (b), (d), or (e), an Early Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event. In the case of any event described in Sections 5.01(c), (f) or (g), after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the holders of Series 2018-1 Notes evidencing more than 50% of the aggregate unpaid principal amount of Series 2018-1 Notes by notice then given in writing to the Issuer (and to the Indenture Trustee if given by the Series 2018-1 Noteholders) may declare that an Early Amortization Event has occurred with respect to the Series 2018-1 Notes as of the date of such notice.

Section 5.02        Early Redemption Event. If Principal Receivables having an aggregate principal balance in an amount equal to or greater than 30% of the Pool Balance are designated for reassignment to the Transferor pursuant to Section 2.12(d) of the Transfer Agreement, and the Servicer determines that the Transferor Amount would be less than the Required Transferor Amount after giving effect to such reassignment, and giving effect to any scheduled payments on the Notes and any Account Additions that are scheduled to occur on or prior to the Removal Date, then an “Early Redemption Event” will be deemed to have occurred with respect to the Series 2018-1 Notes on the related Removal Date. If an Early Redemption Event occurs under this Section 5.02, the Issuer will apply all funds received from the Transferor in connection with such reassignment on the first Payment Date following the Monthly Period in which such Early Redemption Event occurred to redeem Series 2018-1 Notes and Notes of each other Series subject to early redemption pursuant to a provision similar to this Section 5.02, on a pro rata basis among each such Series and within each such Series on a pro rata basis between each Class of Notes of such Series, based on the respective Stated Principal Amounts of each such Series and each such Class of Notes subject to early redemption.

[END OF ARTICLE V]

ARTICLE VI

LEGAL MATURITY; FINAL PAYMENTS

Section 6.01        Legal Maturity. The Series 2018-1 Notes shall be considered to be paid in full, the Holders of such Series 2018-1 Notes shall have no further right or claim, and the Issuer

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shall have no further obligation or liability with respect to such Series 2018-1 Notes on the earliest to occur of (i) the date on which the Outstanding Dollar Principal Amount with respect to Series 2018-1, and all Monthly Interest on such Series 2018-1 Notes, is paid in full, (ii) the date on which Collateral is sold and the proceeds in respect thereof applied in accordance with Section 7.08 of the Indenture and Section 4.14, and (iii) the Legal Maturity Date, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Collateral and payments to be made in connection therewith.

[END OF ARTICLE VI]

ARTICLE VII

DELIVERY OF SERIES 2018-1 NOTES; DISTRIBUTIONS AND REPORTS TO SERIES 2018-1 NOTEHOLDERS

Section 7.01        Form of Delivery for the Series 2018-1 Notes; Depository; Denominations.

(a)               The Class A Notes shall be delivered in the form of global Registered Notes as provided in Section 3.02 of the Indenture.

(b)               The Class B Notes shall be delivered in the form of definitive Notes as provided in Section 3.02 of the Indenture.

(c)               The Depository for the Class A Notes shall be The Depository Trust Company, and the Class A Notes shall initially be registered in the name of Cede & Co., its nominee.

(d)               The Series 2018-1 Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000.

Section 7.02        Delivery and Payment for the Series 2018-1 Notes. The Issuer shall execute and deliver the Series 2018-1 Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2018-1 Notes when authenticated, each in accordance with Section 4.03 of the Indenture.

Section 7.03        Distributions.

(a)               On each Payment Date, the Paying Agent shall distribute, based upon the statement delivered by the Servicer pursuant to Section 7.04(b) hereof, to each Class A Noteholder of record on the related Record Date such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest on the Class A Notes pursuant to this Indenture Supplement.

(b)               On each Payment Date with respect to the Early Amortization Period and on the Expected Final Payment Date, the Paying Agent shall distribute, based upon the statement delivered by the Servicer pursuant to Section 7.04(b) hereof, to each Class A Noteholder of record on the related Record Date such Class A Noteholder’s pro rata share of the amounts on

35

deposit in the Principal Funding Account or otherwise held by the Paying Agent that are allocated and available on such Payment Date to pay principal of the Class A Notes pursuant to this Indenture Supplement.

(c)               On each Payment Date, the Paying Agent shall distribute, based upon the statement delivered by the Servicer pursuant to Section 7.04(b) hereof, to each Class B Noteholder of record on the related Record Date such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest on the Class B Notes pursuant to this Indenture Supplement.

(d)               On each Payment Date with respect to the Early Amortization Period and on the Expected Final Payment Date, the Paying Agent shall distribute, based upon the statement delivered by the Servicer pursuant to Section 7.04(b) hereof, to each Class B Noteholder of record on the related Record Date such Class B Noteholder’s pro rata share of the amounts on deposit in the Principal Funding Account or otherwise held by the Paying Agent that are allocated and available on such Payment Date to pay principal of the Class B Notes pursuant to this Indenture Supplement.

(e)               The distributions to be made pursuant to this Section 7.03 are subject to the provisions of Sections 2.7 and Section 4.1 of the Transfer Agreement and Section 6.1 of the Servicing Agreement.

(f)                Except as provided in Section 13.08 of the Indenture with respect to a final distribution, distributions to Series 2018-1 Noteholders hereunder shall be made by check mailed to each Series 2018-1 Noteholder at such Series 2018-1 Noteholder’s address appearing in the Note Register without presentation or surrender of any Series 2018-1 Note or the making of any notation thereon; provided, however, that with respect to the Class A Notes registered in the name of a clearing agency, such distributions shall be made to such clearing agency in immediately available funds and with respect to the Holder of any Class B Note if such Holder shall have provided written wire transfer instructions to the Indenture Trustee not less than five Business Days prior to the Payment Date, then the Indenture Trustee shall make distributions to such Holder by wire transfer of immediately available funds.

Section 7.04        Reports and Statements to Series 2018-1 Noteholders.

(a)               On each Payment Date, the Paying Agent, on behalf of the Indenture Trustee, shall forward to each Series 2018-1 Noteholder a statement substantially in the form of Exhibit B-1 (or otherwise containing substantially comparable information) prepared by the Servicer and delivered to the Paying Agent, which shall (amongst other things) set forth the Transferor Percentage as of the Transferor Amount Measurement Date.

(b)               On or prior to the second Business Day preceding each Payment Date, the Servicer shall deliver to the Indenture Trustee, the Paying Agent, the Transferor, each Note Rating Agency and the Owner Trustee (i) a statement substantially in the form of Exhibit B-3 (or otherwise containing substantially comparable information) prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit C (or otherwise containing substantially comparable information).

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(c)               On or before the date that is forty-five (45) days after each calendar quarter, beginning with the third quarter of 2018, the Servicer shall provide to the Paying Agent, and the Paying Agent on behalf of the Indenture Trustee, shall forward to each Series 2018-1 Noteholder:

(i)                 information with respect to the credit performance of the Series 2018-1 Notes and the Receivables, including periodic and cumulative Receivables performance data, delinquency and modification data for the Receivables, substitutions and removals of the Receivables, servicer advances, if applicable, as well as losses that were allocated to the Series 2018-1 Notes, if applicable, the remaining balance of the Receivables, and the percentage of each Class of Series 2018-1 Notes in relation to the Series 2018-1 Notes as a whole; and

(ii)              a statement regarding any changes to the information that was disclosed in connection with the issuance of the Series 2018-1 Notes regarding the nature and amount of compensation paid to BBD, each Note Rating Agency (if applicable), any third-party advisor, any mortgage or other broker, and the Servicer, the extent to which any risk of loss on the Receivables is retained by any of them, and the amount and nature of any deferred compensation or similar arrangements.

(d)               At the time of delivery of any periodic distribution report and in any event at least once per calendar quarter, while the Series 2018-1 Notes are outstanding, the Paying Agent on behalf of the Indenture Trustee, shall forward to each Series 2018-1 Noteholder copies of the Credit Risk and Performance Disclosure.

(e)               A copy of each statement or certificate provided pursuant to Section 7.04(a), (b) or (c) above may be obtained by any Series 2018-1 Noteholder or any Note Owner thereof by a request in writing to the Servicer.

(f)                On or before January 31 of each calendar year, beginning with calendar year 2019, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2018-1 Noteholder, a statement substantially in the form of Exhibit B-2 to this Indenture Supplement prepared by the Servicer for such calendar year or the applicable portion thereof during which such Person was a Series 2018-1 Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

Section 7.05        Restrictions on Transfer of the Class B Notes. The Class B Notes (i) shall be subject to the transfer restrictions set forth in Section 8.07 of this Indenture Supplement, (ii) shall bear the legend set forth in Section 4.05(j) of the Indenture and be subject to the terms and transfer restrictions provided in such Section 4.05(j) and (iii) shall bear the following legend and be subject to the transfer restrictions provided therein:

THIS CLASS B NOTE (OR ANY INTEREST HEREIN) MAY NOT BE PURCHASED WITH THE ASSETS OF, AND BY ITS ACQUISITION OF

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THIS CLASS B NOTE (OR ANY INTEREST THEREIN), EACH HOLDER (AND ITS FIDUCIARY, IF APPLICABLE) SHALL BE DEEMED TO REPRESENT, WARRANT AND COVENANT (ON THE DATE OF ACQUISITION OF THIS CLASS B NOTE (OR ANY INTEREST HEREIN) AND THROUGHOUT THE PERIOD OF HOLDING THIS CLASS B NOTE (OR ANY INTEREST HEREIN) THAT IT IS NOT (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (IV) A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY STATE, LOCAL OR OTHER LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. NO CLASS B NOTE HOLDER WILL BE PERMITTED TO TRANSFER THE CLASS B NOTES TO ANY PERSON OR ENTITY, UNLESS SUCH PERSON OR ENTITY CAN ITSELF TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS AND COVENANTS AS PRESENTED IN THIS PARAGRAPH AND NO TRANSFER OF ANY INTEREST IN CLASS B NOTES MAY OCCUR EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT.

[END OF ARTICLE VII]

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01        Non-petition Covenant. To the fullest extent permitted by applicable law, the Indenture Trustee, by entering into this Indenture Supplement, agrees that it will not at any time, acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer or the Transferor under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Issuer or the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer or the Transferor.

Section 8.02        Actions by the Issuer. Subject to the Servicing Agreement, all action to be taken by the Issuer under this Indenture Supplement shall be taken by the Administrator or the Owner Trustee on behalf of the Issuer and all notices to be given or received by the Issuer under this Indenture Supplement shall be given or received by the Administrator or the Owner Trustee, on behalf of the Issuer.

Section 8.03        Limitations on Liability.

(a)               It is expressly understood and agreed by the parties hereto that (i) this Indenture Supplement is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to the Indenture and by any Person claiming by, through or under them and under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or any related documents.

(b)               None of the Indenture Trustee, the Owner Trustee, the Servicer, the Administrator, the Beneficiary or any other beneficiary of the Issuer or any of their respective officers, directors, employees, members, incorporators or agents shall have any liability with respect to this Indenture Supplement, and any recourse may be had solely to the Collateral.

(c)               In no event shall the Indenture Trustee have any responsibility to monitor compliance with Regulation RR or any other rules or regulations regarding risk retention. The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Series 2018-1 Noteholder or any other party for a violation of such rules and regulations now or hereinafter in effect.

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Section 8.04        FATCA. Each Series 2018-1 Noteholder or Note Owner, by the purchase of such Series 2018-1 Note or its acceptance of a beneficial interest therein, acknowledges that interest on the Series 2018-1 Notes will be treated as United States source interest, and, as such, United States withholding tax may apply. Each Series 2018-1 Noteholder or Note Owner further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Series 2018-1 Notes may be subject to United States withholding tax (without any corresponding gross- up). Without limiting the foregoing, if a payment made under this Indenture Supplement or the Indenture would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means (a) Sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction, and including any amendments made to FATCA after the date of this Indenture Supplement.

Section 8.05        [RESERVED].

Section 8.06        Amendments. Except as expressly set forth in Article X of the Indenture, this Indenture Supplement may not be amended, restated, supplemented or modified; provided, however, that any amendment or modification that the Servicer determines, in its sole discretion after consulting any source it deems to be reasonable, is necessary or desirable to effectuate the direction or adjustments provided for in Section 4.13(b) hereof shall not require the consent of any Noteholders or the satisfaction of the provisions set forth in Article X of the Indenture.

Section 8.07        Class B Notes.

(a)               Notwithstanding anything to the contrary in this Indenture Supplement, no interest in the Class B Notes may be directly or indirectly sold, transferred, assigned, exchanged, participated or otherwise conveyed, pledged, hypothecated or rehypothecated or made the subject of a security interest (each such transaction for purposes of this Section 8.07, a “Transfer”) except to a Person who is a “United States person” for United Stated federal income tax purposes and only upon the prior delivery of an Issuer Tax Opinion to the Indenture Trustee with respect to such Transfer, and any Transfer in violation of these requirements shall be null and void ab initio.

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(b)               If not transferred in compliance with the registration provisions of the Securities Act, then no interest in the Class B Notes may be offered, sold or transferred, except (i) pursuant to Rule 144A under the Securities Act (“Rule 144A”) to a person the Noteholder reasonably believes is a “qualified institutional buyer” (a “QIB”) in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A, or (ii) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act to a person it reasonably believes is an accredited investor as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act and any entity in which all of the equity owners come within such paragraphs (an “IAI”) or a QIB, purchasing for its own account or for the account of another IAI or a QIB.

Section 8.08        Appointment of Asset Representations Reviewer. Pursuant to the Asset Representations Reviewer Agreement, BBD, in its individual capacity, has engaged and the Issuer has appointed Clayton Fixed Income Services LLC, a Delaware limited liability company, as the Asset Representations Reviewer to perform the obligations of the Asset Representations Reviewer as set forth therein and herein, respectively. The Issuer hereby represents and warrants that the Asset Representations Reviewer (i) is not, and, for so long as the Series 2018-1 Notes are outstanding, will not be, an Affiliate of Barclays Bank Delaware, Barclays Dryrock Funding LLC, U.S. Bank National Association or Wilmington Trust, National Association, nor an Affiliate of an Affiliate of Barclays Bank Delaware, Barclays Dryrock Funding LLC, U.S. Bank National Association or Wilmington Trust, National Association, and (ii) has not been hired by Barclays Bank Delaware to perform pre-closing due diligence work relating to the Receivables.

Section 8.09        Dispute Resolution.

(a)               If a Person (including any Holder of a beneficial interest in an Outstanding Note) requests a repurchase (the “Requesting Party”) of any Receivable pursuant to their rights under a Transaction Document due to an alleged breach of a representation and warranty, and the repurchase request has not been fulfilled or otherwise resolved within 180 days of the receipt of such repurchase request by the party obligated for the repurchase (the “Repurchase Party”), then the Requesting Party shall have the right, through the DTC communication procedures or otherwise, to refer the matter, at its discretion, to either mediation or third-party arbitration, and the Repurchase Party hereby agrees to the selected resolution method.

(b)               If the Requesting Party selects mediation as the resolution method, the mediation will be administered by a nationally recognized mediation association mutually agreed upon by the Repurchase Party and the Requesting Party, and the fees and expenses of the mediation will be allocated as mutually agreed upon by the Repurchase Party and the Requesting Party as part of the mediation. If the Requesting Party selects arbitration as the resolution method, the arbitration will be administered by a nationally recognized arbitration association mutually agreed upon by the Repurchase Party and the Requesting Party. In its final determination, the arbitrator will allocate the costs and expenses of the arbitration.

(c)               Any mediation or arbitration will be held in New York, New York, and no Person may bring a putative or certified class action to arbitration. Unless otherwise publicly available, the details and/or existence of any unfulfilled repurchase request, any informal

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meetings, mediations or arbitration proceedings conducted under this Section 8.09, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 8.09). Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 8.09), except as otherwise publicly available as required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

(d)               A Requesting Party may not initiate a mediation or arbitration as described above with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded.

(e)               For the avoidance of doubt, to the fullest extent permitted by applicable law, no Series 2018-1 Noteholder will have any right to cause the Indenture Trustee to be a Requesting Party under this Section 8.09, unless such Series 2018-1 Noteholder has offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

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Section 8.10        Investor Communication. Following receipt of a written request during any Monthly Period from a Series 2018-1 Noteholder seeking to communicate with other Noteholders regarding exercising their contractual rights under the terms of the Transaction Documents, the Issuer shall include or shall cause the Transferor to include, in its Securities Exchange Act Form 10-D filing related to the Monthly Period in which such written request was received: (i) the name of the Series 2018-1 Noteholder delivering such request, (ii) the date the request was received, (iii) a statement to the effect that the Issuer has in fact received such request from a Series 2018-1 Noteholder and that such Series 2018-1 Noteholder is interested in communicating with other Noteholders with regard to the possible exercise of rights under the Transaction Documents, and (iv) a description of the method that other Noteholders may use to contact the requesting Series 2018-1 Noteholder. Prior, however, to including the items set forth in clauses (i)-(iv) above in a Securities Exchange Act Form 10-D filing, the Issuer shall have the right to request from the Series 2018-1 Noteholder delivering the written request verification that such Series 2018-1 Noteholder is in fact a Holder of a beneficial interest in a Series 2018-1 Note. Such verification may be in the form of (x) a written certification from such Series 2018-1 Noteholder that it is a Holder of beneficial interest in a Series 2018-1 Note, and (y) one other form of documentation such as a trade confirmation, an account statement, a letter from the broker or dealer, or other similar document. The Transferor will be responsible for any expenses in connection with the filing of its Securities and Exchange Act Form 10-D.

Section 8.11        Tax Retained Notes.

(a)               Notwithstanding anything to the contrary in this Indenture Supplement, no interest in any Tax Retained Notes may be directly or indirectly sold, transferred, assigned, exchanged, participated or otherwise conveyed, pledged, hypothecated or rehypothecated or made the subject of a security interest (each such transaction for purposes of this Section 8.11, a “Transfer”) unless prior to and in connection with such Transfer either (i) an Issuer Tax Opinion is delivered to the Indenture Trustee with respect to such Transfer (excluding any Tax Retained Notes from such Issuer Tax Opinion to the extent they are otherwise included in the definition of Issuer Tax Opinion in the Indenture) or (ii) an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such Notes will be debt for United States federal income tax purposes.

(b)               With respect to any Transfer for which no Opinion of Counsel is provided pursuant to sub-clause (ii) of the preceding clause (a), the transfer of such Notes must be to a Person who is a “United States person” for United Stated federal income tax purposes unless otherwise provided in a written opinion of nationally recognized tax counsel. If there are other Notes of the same Class as such transferred Notes which are not Tax Retained Notes prior to such transfer, such transfer will not be effective unless (i) the Tax Retained Notes are part of the same issue (as described in United States Treasury Regulation section 1.1275-2(k)) as the other Notes from the same Class, (ii) neither the Tax Retained Notes nor such other Notes from the same Class will be treated as issued with original issue discount for United States federal income tax purposes or (iii) the Tax Retained Notes and such other Notes from the same Class can be tracked in a manner that will allow each holder of any such Note to identify the information described in United States Treasury Regulation section 1.1275-3(b)(1)(i) with respect to each such Note.

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(c)               Any Transfer in violation of these requirements shall be null and void ab initio.

Section 8.12        Credit Risk Retention.

(a)               The Transferor shall maintain, as of each Transferor Amount Measurement Date, a seller’s interest in the Issuer (in the form of the Transferor’s Interest) calculated in accordance with Regulation RR that will equal not less than five percent of the aggregate unpaid principal balance of all Series of Notes, other than any Notes that are and, at all times, will be held by BBD or one or more wholly-owned affiliates of BBD. The Transferor may not sell or otherwise transfer any interest or assets that it is required to hold pursuant to Regulation RR unless such sale or transfer is to a wholly-owned affiliate of BBD. For purposes of this section, a wholly-owned affiliate of BBD will include any person, other than the Issuer, that directly or indirectly, wholly controls (i.e., owns 100% of the equity in such person), is wholly controlled by, or is wholly under common control with, BBD.

(b)               With reference to the provisions of Article 405(1) of the Capital Requirements Regulation (Regulation (EU) No 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012) (the “CRR”), Article 51 of Regulation (EU) No 231/2013 (the “AIFM Regulation”) implementing the European Union’s Alternative Investment Fund Manager’s Directive and Articles 254 – 257 (inclusive) of Commission Delegated Regulation (EU No. 2015/35) (the “Solvency II Regulation”), together with any related regulatory technical standards guidelines, in each case as in effect and applicable on the date of this Agreement and without reference to any later amendment, supplement or implementation or any relevant national measures (together, the “EU Retention Rules”), the Transferor undertakes that: (i) as “originator” for purposes of the EU Retention Rules, it will retain, on an ongoing basis, a material net economic interest which, in any event, is not less than 5% of the securitized exposures, in the form of an originator’s interest as provided in option (b) of each of Article 405(1) of the CRR, Article 51 of the AIFM Regulation and Article 254(2) of the Solvency II Regulation, by holding all or part of the Transferor’s Interest; (ii) this form of retention will not change while the Notes are outstanding, except under exceptional circumstances in accordance with Article 405(1) of the CRR; and (iii) the retained interest will not be subject to any credit risk mitigation, any short position or any other hedge or to be sold if, as a result, the Transferor would not retain that 5% net economic interest, except to the extent permitted in accordance with Article 405(1) of the CRR, Article 51 of the AIFM Regulation and Article 254(2) of the Solvency II Regulation.

[END OF ARTICLE VIII]

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ARTICLE IX

INSOLVENCY PROCEEDING WITH RESPECT TO BBD

Section 9.01        Actions Upon Repudiation.

(a)               In the event that BBD becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for BBD exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Servicer shall determine whether the FDIC in such capacity will pay damages in cash as provided in such paragraph (d)(4)(ii). Upon making such determination, the Servicer shall promptly, and in any event no more than one Business Day thereafter, so notify the Indenture Trustee.

(b)               Upon receipt of the notice specified in Section 9.01(a), the Indenture Trustee shall determine the date (the “Applicable Distribution Date”) for making a distribution to the Series 2018-1 Noteholders of such damages, which date shall be the earlier of (i) the next Payment Date on which such damages could be distributed and (ii) the earliest practicable date by which the Indenture Trustee could declare a special distribution date, in each case subject to all applicable provisions of the Indenture, applicable law and the procedures of any applicable clearing agency. The Indenture Trustee is authorized and instructed to retain possession and control of the Accumulation Reserve Account and the Collection Account and all amounts on deposit therein.

(c)               When the Applicable Distribution Date is determined, the Servicer, shall promptly compute the amount of interest to be paid on each Class of Notes on the Applicable Distribution Date, which interest (unless such Applicable Distribution Date is a Payment Date) shall be the amount accruing up to the Applicable Distribution Date and which shall be computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date on the basis of (i) the number of days elapsed from such preceding Payment Date divided by (ii) thirty (30). The Servicer shall notify the Indenture Trustee of the applicable amounts of principal and interest to be paid on each Class of Notes not later than the Business Day following the day on which the Applicable Distribution Date is determined.

(d)               If the Applicable Distribution Date is a special distribution date, the Indenture Trustee shall (i) declare such special distribution date (the record date for which shall be the close of business on the day immediately preceding such special distribution date), (ii) declare a special distribution to the Series 2018-1 Noteholders consisting of unpaid interest on each Series 2018-1 Note and the outstanding principal balance of each Series 2018-1 Note and (iii) deliver notice to the Series 2018-1 Noteholders of such special distribution date and special distribution.

(e)               Following payment by the FDIC of such damages:

(i)                 Such damages shall be deposited into the Principal Funding Account;

45

(ii)              The Servicer shall promptly, and no later than one Business Day after such damages have been paid by the FDIC, (A) compute the amount, if any, required to be withdrawn from available funds in the Accumulation Reserve Account (and, if necessary, the Collection Account) and transferred to the Principal Funding Account so that the amount on deposit in the Principal Funding Account shall equal the aggregate amount to be distributed as specified in Section 9.01(c), and (B) promptly inform the Indenture Trustee of such computation; and

(iii)            On the Applicable Distribution Date, the Indenture Trustee shall, based on the computations in Section 9.01(c), first, withdraw from monies on deposit in the Accumulation Reserve Account and, if necessary, the Collection Account the amount so computed and cause such amount to be deposited into the Principal Funding Account and, second, cause all amounts deposited into the Principal Funding Account pursuant to this Section 9.01 to be applied in accordance with Section 7.06 of the Indenture and amounts available for application pursuant to clause (b) of Section 7.06 of the Indenture shall be allocated and paid as provided in Section 4.14(e).

(f)                Any funds remaining in the Collection Account and the Accumulation Reserve Account shall be distributed on the following Payment Date (or on such Applicable Distribution Date, if it is not a Payment Date), such distributions to be made in accordance with the applicable provisions of the Transaction Documents, with the Servicer to adjust the amounts of such distributions in its records to take into account the amounts distributed on the Applicable Distribution Date.

Section 9.02        Notice.

(a)               In the event that BBD becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the party receiving such notice shall promptly deliver such notice to each of the Servicer, the Transferor, the Trust and the Indenture Trustee.

(b)               If the FDIC (i) is appointed as a conservator or receiver of BBD and (ii) is in monetary default hereunder or under the other Transaction Documents, the Indenture Trustee shall, at the direction of the Majority Holders of all Outstanding Notes, the Servicer or a Series 2018-1 Noteholder, be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Transaction Documents.

Section 9.03        Reservation of Rights. Neither the inclusion of this Article IX in this Indenture Supplement nor the compliance by any Person with, or the acknowledgement by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to BBD, a receiver or conservator will have any rights with respect to the Trust Assets.

[END OF ARTICLE IX]

46

IN WITNESS WHEREOF, the patties hereto have caused this Indenture Supplement to be duly executed, all as of the day and year first above written.

BARCLAYS DRYROCK ISSUANCE TRUST, as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name: Rachel Simpson Title: Vice President
U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee and not in its individual capacity

By:
Name: Tamara Schultz-Fugh Title: Vice President
U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary and not in its individual capacity

By:
Name: Tamara Schultz-Fugh Title: Vice President

[Signature Page to Indenture Supplement]

ACKNOWLEDGED AND AGREED TO BY:

BARCLAYS BANK DELAWARE, for itself, as Servicer and as a Repurchase Party

By:
Name: Title:
BARCLAYS DRYROCK FUNDING LLC, as Transferor and as a Repurchase Party,

By:
Name: Title:

[Signature Page to Indenture Supplement]

EXHIBIT A-1

FORM OF
CLASS A SERIES 2018-1 FLOATING RATE ASSET BACKED NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) – ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CLASS A NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR THE TRANSFEROR, OR JOIN IN INSTITUTING AGAINST THE ISSUER OR THE TRANSFEROR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

BY ITS ACQUISITION OF THIS CLASS A NOTE (OR ANY INTEREST THEREIN), EACH HOLDER (AND ITS FIDUCIARY, IF APPLICABLE) SHALL BE DEEMED TO REPRESENT, WARRANT AND COVENANT (ON THE DATE OF ACQUISITION OF THIS CLASS A NOTE (OR ANY INTEREST HEREIN) AND THROUGHOUT THE PERIOD OF HOLDING THIS CLASS A NOTE (OR ANY INTEREST HEREIN) THAT either (A) such Holder is not acquiring this Class A Note (or interest herein) with the assets of AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (each of the foregoing, a “Benefit Plan”) OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO STATE, LOCAL OR OTHER LAW THAT IS SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) or (B)(1) the Class A Notes are rated at least “investment grade” or its equivalent by a nationally recognized statistical rating organization at the time of

A-1-1

acquisition and (2) the acquisition and holding of this Class A Note (or interest herein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law. NO CLASS A NOTE HOLDER WILL BE PERMITTED TO TRANSFER THIS CLASS A NOTE TO ANY PERSON OR ENTITY, UNLESS SUCH PERSON OR ENTITY CAN ITSELF TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS AND COVENANTS AS PRESENTED IN THIS PARAGRAPH.

A-1-2

INITIAL DOLLAR PRINCIPAL AMOUNT
REGISTERED	$[650,000,000][1]
No. R-1	CUSIP NO. 06742L AQ6

BARCLAYS DRYROCK ISSUANCE TRUST

CLASS A SERIES 2018-1 FLOATING RATE ASSET BACKED NOTE

Barclays Dryrock Issuance Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by the Second Amended and Restated Trust Agreement, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015, for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of $650,000,000 payable on the September 2021 Payment Date (the “Expected Final Payment Date”) in accordance with the Indenture, except as otherwise provided below; provided, however, that the principal amount of this Note shall be due and payable on the July 2024 Payment Date (the “Legal Maturity Date”) in accordance with the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Interest Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed in each interest period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal balance of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

1 Denominations of $100,000 and increments of $1,000 in excess thereof.

A-1-3

IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

BARCLAYS DRYROCK ISSUANCE TRUST, as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	__________________________________
Name: Title:

Dated: September 21, 2018

A-1-4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	__________________________________
Authorized Signatory

Dated: September 21, 2018

A-1-5

BARCLAYS DRYROCK ISSUANCE TRUST

CLASS A SERIES 2018-1 FLOATING RATE ASSET BACKED NOTE

[Reverse of Class A Note]

This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as its Barclays Dryrock Issuance Trust, Series 2018-1 (the “Series 2018-1 Notes”), issued under an Amended and Restated Indenture, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015 and as further amended by the omnibus amendment, dated as of September 21, 2018 (the “Indenture”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as supplemented by the Series 2018-1 Indenture Supplement, dated as of September 21, 2018 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Series 2018-1 Notes also include the Class B Notes issued under the Indenture simultaneously with the Class A Notes.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note in accordance with the Indenture for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Expected Final Payment Date is the September 2021 Payment Date, but principal with respect to the Class A Notes may be paid earlier or later under certain circumstances described in the Indenture. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit the Controlled Deposit Amount into the Principal Funding Account, then to the extent that excess funds are not available on subsequent Payment Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Expected Final Payment Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of notes or additional notes of any Series.

A-1-6

On each Payment Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to Series 2018-1 Noteholders shall be made (i) by check mailed to each Series 2018-1 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Series 2018-1 Notes registered in the name of the nominee of a clearing agency, such distribution shall be made in immediately available funds and with respect to the Class B Notes if the Noteholder has provided written wire transfer instructions to the Indenture Trustee as provided in the Indenture, then such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2018-1 Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2018-1 Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the Outstanding Dollar Principal Amount of the Series 2018-1 Notes is reduced to less than 10% of its highest Outstanding Dollar Principal Amount at any time, the Trust shall have the right, but not the obligation to, redeem the Series 2018-1 Notes at a redemption price equal to 100% of the Outstanding Dollar Principal Amount of the Series 2018-1 Notes, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Notes to but excluding the date of redemption; provided, however, that in no event shall an optional redemption occur if 25% or more of the Initial Dollar Principal Amount of the Series 2018-1 Notes is still outstanding.

This Class A Note does not represent an obligation of, or an interest in, the Transferor, Barclays Bank Delaware, or any Affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $100,000 and $1,000 increments in excess thereof. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at the office or agency of the Issuer in a Place of Payment, accompanied by a written instrument of transfer, in a form satisfactory to the Issuer and the Note Registrar, duly executed by the Class A Noteholder or such Class A Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate Stated Principal Amount, Expected Final Payment Date and Legal Maturity Date and of like terms will be issued to the designated transferee or transferees.

A-1-7

As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes in any authorized denominations and of like aggregate Stated Principal Amount, Expected Final Payment Date and Legal Maturity Date and of like terms upon surrender of such Notes to be exchanged at the office or agency of the Issuer in a Place of Payment. No service charge may be imposed for any such exchange but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-1-8

ASSIGNMENT

Social Security or other identifying number of assignee ______________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
____________________________

(name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: __________________________	____________________________
Signature Guaranteed:

____________________________
A-1-9

EXHIBIT A-2

FORM OF
CLASS B SERIES 2018-1 FIXED RATE ASSET BACKED NOTE

THIS CLASS B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS CLASS B NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CLASS B NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR THE TRANSFEROR, OR JOIN IN INSTITUTING AGAINST THE ISSUER OR THE TRANSFEROR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS CLASS B NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME AT ANY TIME DURING WHICH THE CLASS B NOTES ARE DEEMED TO BE ISSUED AND OUTSTANDING FOR SUCH PURPOSES.

THIS CLASS B NOTE (OR ANY INTEREST HEREIN) MAY NOT BE PURCHASED WITH THE ASSETS OF, AND BY ITS ACQUISITION OF THIS CLASS B NOTE (OR ANY INTEREST THEREIN), EACH HOLDER (AND ITS FIDUCIARY, IF APPLICABLE) SHALL BE DEEMED TO REPRESENT, WARRANT AND COVENANT (ON THE DATE OF ACQUISITION OF THIS CLASS B NOTE (OR ANY INTEREST HEREIN) AND THROUGHOUT THE PERIOD OF HOLDING THIS CLASS B NOTE (OR ANY INTEREST HEREIN) THAT IT IS NOT (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (IV) A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY STATE, LOCAL OR OTHER LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. NO CLASS B NOTE HOLDER WILL BE PERMITTED TO TRANSFER THE CLASS B NOTES TO ANY PERSON OR ENTITY, UNLESS SUCH PERSON OR

A-2-1

ENTITY CAN ITSELF TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS AND COVENANTS AS PRESENTED IN THIS PARAGRAPH AND NO TRANSFER OF ANY INTEREST IN CLASS B NOTES MAY OCCUR EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT.

A-2-2

INITIAL DOLLAR PRINCIPAL AMOUNT
REGISTERED	$172,785,000
No. R-1

BARCLAYS DRYROCK ISSUANCE TRUST

CLASS B SERIES 2018-1 FIXED RATE ASSET BACKED NOTE

Barclays Dryrock Issuance Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by the Second Amended and Restated Trust Agreement, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015, for value received, hereby promises to pay to Barclays Dryrock Funding LLC, subject to the following provisions, the principal sum of $172,785,000 payable on the September 2021 Payment Date (the “Expected Final Payment Date”) in accordance with the Indenture, except as otherwise provided below; provided, however, that the amount of this Note shall be due and payable on the July 2024 Payment Date (the “Legal Maturity Date”) in accordance with the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class B Note Interest Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30 day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal balance of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

A-2-3

IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.

BARCLAYS DRYROCK ISSUANCE TRUST, as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	__________________________________
Name: Title:

Dated: September 21, 2018

A-2-4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	__________________________________
Authorized Signatory

Dated September 21, 2018

A-2-5

BARCLAYS DRYROCK ISSUANCE TRUST

CLASS B SERIES 2018-1 FIXED RATE ASSET BACKED NOTE

[Reverse of Class B Note]

This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as its Barclays Dryrock Issuance Trust, Series 2018-1 (the “Series 2018-1 Notes”), issued under an Amended and Restated Indenture, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015 and as further amended by the omnibus amendment, dated as of September 21, 2018 (the “Indenture”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as supplemented by the Series 2018-1 Indenture Supplement dated as of September 21, 2018 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Series 2018-1 Notes also include the Class A Notes issued under the Indenture simultaneously with the Class B Notes. The Class B Notes are subordinate to the Class A Notes.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note in accordance with the Indenture for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Expected Final Payment Date is the September 2021 Payment Date, but principal with respect to the Class B Notes may be paid earlier or later under certain circumstances described in the Indenture. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit the Controlled Deposit Amount into the Principal Funding Account, then to the extent that excess funds are not available on subsequent Payment Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Expected Final Payment Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of notes or additional notes of any Series.

A-2-6

On each Payment Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (except for the final distribution in respect of this Class B Note) such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class B Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to Series 2018-1 Noteholders shall be made by (i) check mailed to each Series 2018-1 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Series 2018-1 Notes registered in the name of the nominee of a clearing agency, such distribution shall be made in immediately available funds and with respect to the Class B Notes if the Noteholder has provided written wire transfer instructions to the Indenture Trustee as provided in the Indenture, then such distribution shall be made in immediately available funds to the Class B Noteholder and (ii) without presentation or surrender of any Series 2018-1 Note or the making of any notation thereon. Final payment of this Class B Note will be made only upon presentation and surrender of this Class B Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2018-1 Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the Outstanding Dollar Principal Amount of the Series 2018-1 Notes is reduced to less than 10% of its highest Outstanding Dollar Principal Amount at any time, the Trust shall have the right, but not the obligation to, redeem the Series 2018-1 Notes at a redemption price equal to 100% of the Outstanding Dollar Principal Amount of the Series 2018-1 Notes, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Notes to but excluding the date of redemption; provided, however, that in no event shall an optional redemption occur if 25% or more of the Initial Dollar Principal Amount of the Series 2018-1 Notes is still outstanding.

This Class B Note does not represent an obligation of, or an interest in, the Transferor, Barclays Bank Delaware or any Affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class B Notes are issuable only in minimum denominations of $100,000 and $1,000 increments in excess thereof. The transfer of this Class B Note shall be registered in the Note Register upon surrender of this Class B Note for registration of transfer at the office or agency of the Issuer in a Place of Payment, accompanied by a written instrument of transfer, in a form satisfactory to the Issuer and the Note Registrar, duly executed by the Class B Noteholder or such Class B Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class B Notes in any authorized denominations of like aggregate Stated Principal Amount, Expected Final Payment Date and Legal Maturity Date and of like terms will be issued to the designated transferee or transferees.

A-2-7

As provided in the Indenture and subject to certain limitations therein set forth, Class B Notes are exchangeable for new Class B Notes in any authorized denominations and of like aggregate Stated Principal Amount, Expected Final Payment Date and Legal Maturity Date and of like terms upon surrender of such Notes to be exchanged at the office or agency of the Issuer in a Place of Payment. No service charge may be imposed for any such exchange but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-2-8

ASSIGNMENT

Social Security or other identifying number of assignee ______________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

___________________________________

(name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	_________________________	_________________________
Signature Guaranteed:

_________________________

A-2-9

EXHIBIT B-1

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

BARCLAYS DRYROCK ISSUANCE TRUST

SERIES 2018-1

MONTHLY PERIOD ENDING [●] [●] 20[●]

Pursuant to (i) the Amended and Restated Indenture, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015 and as further amended by the omnibus amendment, dated as of September 21, 2018 (the “Indenture”), between Barclays Dryrock Issuance Trust, as issuer (the “Issuer”), and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement, dated as of September 21, 2018 (the “Indenture Supplement”), between the Issuer and the Indenture Trustee, and (ii) the Amended and Restated Servicing Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013 (the “Servicing Agreement”), among Barclays Dryrock Funding LLC, as transferor (the “Transferor”), Barclays Bank Delaware, as servicer (in such capacity, the “Servicer”) and administrator, the Issuer and the Indenture Trustee, the Servicer is required to prepare certain information each month regarding current payments to the Series 2018-1 Noteholders and the performance of the Issuer during the previous monthly period. The information prepared with respect to the Payment Date of [●][●], 20[●] is set forth below. Certain terms used in this Monthly Noteholders’ Statement have their respective meanings set forth in the Indenture, the Indenture Supplement and the Servicing Agreement.

A)	Information regarding payments in respect of the Class A Notes

(1)	The total amount of the payment in respect of the Class A Notes	$__________

(2)	The amount of the payment set forth in line item (1) above in respect of Class A Monthly Interest	$__________

(3)	The amount of the payment set forth in line item (1) above in respect of Class A Monthly Interest previously due but not distributed on a prior Payment Date	$__________

(4)	The amount of the payment set forth in line item (1) above in respect of Class A Additional Interest and the amount of Class A Additional Interest previously due but not distributed on a prior Payment Date	$__________

(5)	The amount of the payment set forth in line item (1) above in respect of principal of the Class A Notes	$__________

B-1-1

B)	Information regarding payments in respect of the Class B Notes

(1)	The total amount of the payment in respect of the Class B Notes	$__________

(2)	The amount of the payment set forth in line item (1) above in respect of Class B Monthly Interest	$__________

(3)	The amount of the payment set forth in line item (1) above in respect of Class B Monthly Interest previously due but not distributed on a prior Payment Date	$__________

(4)	The amount of the payment set forth in line item (1) above in respect of Class B Additional Interest and the amount of Class B Additional Interest previously due but not distributed on a prior Payment Date	$__________

(5)	The amount of the payment set forth in line item (1) above in respect of principal of the Class B Notes	$__________

BARCLAYS BANK DELAWARE, as Servicer

By:	__________________________________
Name: Title:

B-1-2

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

BARCLAYS DRYROCK ISSUANCE TRUST SERIES 2018-1

MONTHLY PERIOD ENDING [•] [•] 20[•]

Record date	[•][•], 20[•]
Payment date	[•][•], 20[•]
Monthly period beginning	[•][•], 20[•]
Monthly period ending	[•][•], 20[•]
Previous payment date	[•][•], 20[•]
Interest period beginning	[•][•], 20[•]
Interest period ending	[•][•], 20[•]
Days in monthly period	[•]
Days in interest period	[•]

TRUST RECEIVABLES INFORMATION
Beginning of monthly period principal receivables balance	$[•]
Beginning of monthly period non-principal receivables balance	$[•]
Beginning of monthly period total receivables balance	$[•]
Addition of principal receivables balance	$[•]
Addition of non-principal receivables balance	$[•]
Removal of principal receivables balance	$[•]
Removal of non-principal receivables balance	$[•]
End of monthly period principal receivables balance	$[•]
End of monthly period non-principal receivables balance	$[•]
End of monthly period total receivables balance	$[•]

TRUST COLLECTIONS INFORMATION
Finance charge collections	$[•]
Fees	$[•]
Recoveries	$[•]
Investment earnings on Issuer Accounts	$[•]
Total finance charge collections	$[•]
Principal collections	$[•]
*Total payment rate	[•]%

(*Total payment rate does not include investment earnings)

B-1-3

TRUST DEFAULT INFORMATION
Default amount		$[•]
Gross loss rate		[•]%
Delinquency Data	Percentage	Total receivables
1-30 days delinquent	[•]%	$[•]
31-60 days delinquent	[•]%	$[•]
61-90 days delinquent	[•]%	$[•]
91-120 days delinquent	[•]%	$[•]
121-150 days delinquent	[•]%	$[•]
151-180 days delinquent	[•]%	$[•]
181 and greater days delinquent	[•]%	$[•]
Sixty Day Delinquent Assets	[•]%	$[•]

TRANSFEROR INFORMATION
Transferor Percentage as of the Transferor Amount Measurement Date	[•]%
Minimum Transferor Amount Percentage in Calendar Month	[•]%
Required Transferor Amount Percentage	[•]%

SELLERS INTEREST
Seller’s Interest as of the Transferor Amount Measurement Date	[•]%
Required Seller’s Interest	[•]%

ISSUER ACCOUNT INFORMATION
Barclays Dryrock Issuance Trust Collection Account balance as of the end of monthly period	$[•]
Barclays Dryrock Issuance Trust Excess Funding Account balance as of end of monthly period	$[•]

BARCLAYS DRYROCK ISSUANCE TRUST
Series Name	2018-1
Expected Final Payment Date	September 15, 2021
Scheduled start of accumulation period	September 1, 2020
Series 2018-1 Stated Principal Amount	$[•]
Series 2018-1 Allocation Amount	$[•]
Series 2018-1 Floating Allocation Percentage	[•]%
Series 2018-1 Principal Allocation Percentage	[•]%
Current period USD LIBOR	[•]%

ALLOCATION AMOUNT
Beginning of monthly period	$[•]
Increase/Decrease in Unreimbursed Investor Charge-Offs	$[•]
Increase/Decrease in Reallocated Principal Collections	$[•]
B-1-4

Principal Payments	$[•]
End of monthly period	$[•]

ALLOCATION PERCENTAGES
Series 2018-1 Floating Allocation Percentage Numerator
Numerator as of beginning of monthly period	$[•]
Number of days at balance	[•]
Numerator (after issuance of additional Series 2018-1 Notes, if applicable)	$[•]
Number of days at balance	[•]
Series 2018-1 Principal Allocation Percentage Numerator
Numerator as of beginning of monthly period	$[•]
Number of days at balance	[•]
Numerator (after issuance of additional Series 2018-1 Notes, if applicable)	$[•]
Number of days at balance	[•]
Allocation Percentage Denominators
Pool Balance as of beginning of monthly period	$[•]
Number of days at balance	[•]
Pool Balance after issuance of additional Series 2018-1 Notes (if applicable)	$[•]
Number of days at balance	[•]
Sum of Floating Allocation Percentage Numerators for all outstanding Series	$[•]
Sum of Principal Allocation Percentage Numerators for all outstanding Series	$[•]

Class Details	Margin	Total Interest Rate	Stated Principal Amount
Class A	[•]%	[•]%	$[•]
Class B	[•]%	[•]%	$[•]

B-1-5

ALLOCATION OF SERIES 2018-1 AVAILABLE FINANCE CHARGE COLLECTIONS
1) Series 2018-1 Available Finance Charge Collections	$[•]
2) Class A Notes
a) Class A Monthly Interest	$[•]
b) Class A Monthly Interest previously due but not paid	$[•]
c) Class A Additional Interest and Class A Additional Interest previously due but not paid	$[•]
3) Series 2018-1 Servicing Fee paid to Servicer	$[•]
4) Series 2018-1 Servicing Fee, previously due but not paid	$[•]
5) Class B Notes
a) Class B Monthly Interest	$[•]
b) Class B Monthly Interest previously due but not paid	$[•]
c) Class B Additional Interest and Class B Additional Interest previously due but not paid	$[•]
6)Series 2018-1 Default Amount treated as Series 2018-1 Available Principal Collections	$[•]
7) Unreimbursed Investor Charge-Offs and Reallocated Principal Collections treated as Series 2018-1 Available principal Collections	$[•]
8) Accumulation Reserve Account funding	$[•]
9) In the event of default and acceleration, the Outstanding Dollar Principal Amount of the notes treated as Series 2018-1 Available Principal Collections	$[•]
10) Shared Excess Available Finance Charge Collections available for allocation to other series in Shared Excess Available Finance Charge Collections (Group 1)	$[•]
11) Amount due under any other obligations of Barclays Dryrock Issuance Trust under the Transaction Documents	$[•]
12) Holder of the Transferor Interest	$[•]

APPLICATION OF SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS ALLOCATED TO SERIES 2018-1
1) Shared Excess Available Finance Charge Collections allocated to Series 2018-1	$[•]
2)Series 2018-1 Available Finance Charge Collections Shortfall	$[•]
3) Class A Monthly Interest and Class A Additional Interest and any past due amounts	$[•]
4) Unpaid Servicing Fee	$[•]
5) Class B Monthly Interest and Class B Additional Interest and any past due amounts	$[•]
6) Default Amount treated as Available Principal Collections	$[•]
7) Unreimbursed Investor charge-offs and Reallocated Principal Collections treated as Series 2018-1 Available Principal Collections	$[•]
8) Accumulation Reserve Account	$[•]
9) Holder of the Transferor Interest	$[•]

B-1-6

APPLICATION OF SERIES 2018-1 AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD
1) Shared Excess Available Principal Collections available for allocation to other series in Shared Excess Available Principal Collections (Group 1)	$[•]

APPLICATION OF SERIES 2018-1 PRINCIPAL COLLECTIONS DURING CONTROLLED ACCUMULATION PERIOD
1) Principal Funding Account	$[•]
2) Shared Excess Available Principal Collections available for allocation to other series in Shared Excess Available principal Collections (Group 1)	$[•]

APPLICATION OF SERIES 2018-1 PRINCIPAL COLLECTIONS DURING EARLY AMORTIZATION PERIOD
1) Paid to the Class A Noteholders	$[•]
2) Paid to the Class B Noteholders	$[•]
3) Shared Excess Available Principal Collections available for allocation to other series in Shared Excess Available Principal Collections (Group 1)	$[•]

APPLICATION OF SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS ALLOCATED TO SERIES 2018-1
1) Shared Excess Available Principal Collections allocated to Series 2018-1	$[•]
2)Series 2018-1 Available Principal Collections Shortfall	$[•]
3) During the Controlled Accumulation Period:
3a) Amount deposited in the Principal Funding Account	$[•]
4) During the Early Amortization Period:
4a) Paid to the Class A Noteholders	$[•]
4b) Paid to the Class B Noteholders	$[•]
5) Holder of the Transferor Interest	$[•]

SERIES 2018-1 ACCOUNT INFORMATION
Accumulation Reserve Account balance	$[•]
Principal Funding Account balance	$[•]

SERIES 2018-1 PERFORMANCE DATA
Portfolio Yield
Current Monthly Period	[•]%
Prior Monthly Period	[•]%
Second Prior Monthly Period	[•]%
Base Rate
Current Payment Date	[•]%
Prior Payment Date	[•]%
Second Prior Payment Date	[•]%
Excess Spread Percentage
Current Monthly Period	[•]%
Prior Monthly Period	[•]%
B-1-7

Second Prior Monthly Period	[•]%
Quarterly Excess Spread Percentage	[•]%
Required Excess Spread Percentage	[•]%
Is the Quarterly Excess Spread Percentage greater than the Required Excess Spread Percentage?	[Yes/No]
Delinquency Trigger Percentage	[•]%
Is the Sixty Day Delinquency Rate Percentage equal to or greater than the Delinquency Trigger Percentage?	[Yes/No]

To the knowledge of the undersigned, no Early Amortization Event or Early Redemption Event has occurred.

Capitalized terms used in this Monthly Servicer Statement have their respective meanings set forth in the Indenture, the Indenture Supplement and the Servicing Agreement.

BARCLAYS BANK DELAWARE, as Servicer

By:	__________________________________
Name: Title:

B-1-8

EXHIBIT B-2

FORM OF ANNUAL PAYMENT INFORMATION

BARCLAYS DRYROCK ISSUANCE TRUST

SERIES 2018-1

FOR THE YEAR ENDED DECEMBER 31, 20[•]

The undersigned, a duly authorized representative of Barclays Bank Delaware (“BBD”), as servicer (in such capacity, the “Servicer”) pursuant to (i) the Amended and Restated Servicing Agreement, dated as of December 17, 2013 (the “Servicing Agreement”), among Barclays Dryrock Funding LLC, as transferor (the “Transferor”), the Servicer, BBD, as administrator, Barclays Dryrock Issuance Trust, as issuer (the “Issuer”), and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), and (ii) the Amended and Restated Indenture, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015, and as further amended by the omnibus amendment, dated as of September 21, 2018 (the “Indenture”), between the Issuer and the Indenture Trustee, as supplemented by the Series 2018-1 Indenture Supplement, dated as of September 21, 2018 (the “Indenture Supplement”), between the Issuer and the Indenture Trustee, does hereby certify as follows:

Capitalized terms used in this Certificate have their respective meanings set forth in the Indenture, the Indenture Supplement and the Servicing Agreement.

Pursuant to Section 7.03 of the Indenture Supplement, the Servicer instructed the Indenture Trustee to pay in accordance with Section 7.03 from amounts in the Collection Account and allocated to Series 2018-1 or the Principal Funding Account, as applicable, the following aggregate amounts during the year ended December 31, 20[•]:

A)	Pursuant to subsection 7.03(a):
	Interest distributed to Class A Noteholders	$________
B)	Pursuant to subsection 7.03(b):
	On each Payment Date with respect to the Early Amortization Period and on the Expected Final Payment Date principal distributed to the Class A Noteholders	$________
C)	Pursuant to subsection 7.03(c):
	Interest distributed to Class B Noteholders	$________
D)	Pursuant to subsection 7.03(d):
	On each Payment Date with respect to the Early Amortization Period and on the Expected Final Payment Date principal distributed to the Class B Noteholders	$________
B-2-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this [•] day of [•], 20[•].

BARCLAYS BANK DELAWARE, as Servicer

By:	__________________________________
Name: Title:

B-2-2

EXHIBIT B-3

FORM OF DAILY SERVICER’S STATEMENT

[•][•], 20[•]

TO:      Barclays Dryrock Funding LLC, as Transferor

U.S. Bank National Association, as Indenture Trustee and Paying Agent

Wilmington Trust, National Association, as Owner Trustee

[_], as a Note Rating Agency

Dear Sirs

In accordance with the terms of the Servicing Agreement, the Indenture and the Series 2018-1 Indenture Supplement

1.	We hereby notify you that, as of the beginning of the day on [•][•], 20[•], the following accounts had cash balances set out below:

Collection Account	164142000	$[•]
Excess Funding Account (EFA)	164142001	$[•]

2.	The movements of each Account on [•][•], 20[•] are as follows:

	i.	Collection Account
Daily Transfers
		Collections	$[•]
		Investment proceeds on Collection Account	$[•]
Transferor portion of finance charge collections to Barclays
		Dryrock Funding LLC	$[•]
Transferor portion of principal collection to Barclays
		Dryrock Funding LLC	$[•]
		Transferor portion of principal collections to EFA	$[•]

Monthly Transfers
		Class A Monthly Interest	$[•]
		Servicing Fee	$[•]
		Transferor portion of Servicing Fee prefunding excess	$[•]
		Class B Monthly Interest	$[•]
		Series Default Amount	$[•]
		Series Additional Amount	$[•]
		Event of Default	$[•]
		Excess Spread to Transferor	$[•]
		All other Trust Obligations	$[•]
Deposit from the EFA (Excess EFA balance in accumulation
		period, treated as principal Investment earning on the EFA)	$[•]
B-3-1

Closing cash balance	$[•]

ii.	Excess Funding Account (EFA)	$[•]

	Opening cash balance	$[•]
	Transferor portion of principal collections received from	$[•]
Collection Account
	Excess EFA balance to Barclays Dryrock Funding LLC	$[•]
	Excess EFA balance to Collection Account	$[•]
	Withdrawal of investment earnings to Collection Account	$[•]
	Investment earnings credited to the account	$[•]

	Closing cash balance	$[•]

iii.	Principal Funding Account (PFA)

Principal Funding Account (PFA) Series 2018-1
	Opening Cash Balance	$[•]
	Accumulation deposit from the Collection Account	$[•]
	Investment earnings credited to the account	$[•]
	Investment earnings to the Collection Account	$[•]
	Principal Payments to Indenture Trustee	$[•]

	Closing cash balance	$[•]

Principal Funding Account (PFA) Series 2018-1
	Opening Cash Balance	$[•]
	Accumulation deposit from the Collection Account	$[•]
	Investment earnings credited to the account	$[•]
	Investment earnings to the Collection Account	$[•]
	Principal Payments to Indenture Trustee	$[•]

	Closing cash balance	$[•]

iv.	Accumulation Reserve Account

	Accumulation Reserve Account Series 2018-1 Opening Cash Balance	$[•]
	Deposit from the Collection Account	$[•]
	Investment earnings credited to the account	$[•]
	Investment earnings to the Collection Account	$[•]
	Accumulation Reserve Draw Amount to Collection Account	$[•]
	Accumulation Reserve Account Surplus to Barclays Dryrock	$[•]
Funding LLC

B-3-2

Closing cash balance	$[•]

Accumulation Reserve Account Series 2018-1
Opening Cash Balance	$[•]
Deposit from the Collection Account	$[•]
Investment earnings credited to the account	$[•]
Investment earnings to the Collection Account	$[•]
Accumulation Reserve Draw Amount to Collection Account	$[•]
Accumulation Reserve Account Surplus to Barclays Dryrock Funding LLC

Closing cash balance	$[•]

3.       We hereby advise you to make the following transfers:

From	Amount	To
Collection Account 164142000	$[•]	Barclays Dryrock Funding LLC [Account #]
Collection Account 164142000	$[•]	Excess Funding Account 164142001
Collection Account 164142000	$[•]	Barclays Dryrock Funding LLC [Account #]
Collection Account 164142000	$[•]	US Bank National Association [Account #]
Collection Account 164142000	$[•]	Barclays Bank Delaware [Account #]
Collection Account 164142000	$[•]	Principal Funding Series 2018-1 222122001
Principal Funding Series 2018-1 222122001	$[•]	Collection Account 164142000
Principal Funding Series 2018-1 222122001	$[•]	US Bank National Association [Account #]
Collection Account 164142000	$[•]	Principal Funding Series 2018-1 222122001
Principal Funding Series 2018-1 222122001	$[•]	Collection Account 164142000
Principal Funding Series 2018-1 222122001	$[•]	US Bank National Association [Account #]
Collection Account 164142000	$[•]	Accumulation Reserve Series 2018-1 222122000
Accumulation Reserve Series 2018-1 222122000	$[•]	Collection Account 164142000
Accumulation Reserve Series 2018-1 22212200	$[•]	Owner Trustee (to be distributed to Barclays Dryrock Funding LLC)
B-3-3

Collection Account 164142000	$[•]	Accumulation Reserve Series 2018-1 222122000
Accumulation Reserve Series 2018-1 222122000	$[•]	Collection Account 164142000
Accumulation Reserve Series 2018-1 222122000	$[•]	Owner Trustee (to be distributed to Barclays Dryrock Funding LLC)

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this [•] day of [•], [•].

BARCLAYS BANK DELAWARE, as Servicer

By:	__________________________________
Name: Title:

B-3-4

EXHIBIT C

FORM OF MONTHLY SERVICER’S CERTIFICATE

BARCLAYS BANK DELAWARE

BARCLAYS DRYROCK ISSUANCE TRUST
SERIES 2018-1

The undersigned, a duly authorized representative of Barclays Bank Delaware (“BBD”), as servicer (in such capacity, the “Servicer”), pursuant to the Amended and Restated Servicing Agreement, dated as of December 17, 2013 (the “Agreement”), among Barclays Dryrock Funding LLC, as transferor, the Servicer, BBD, as administrator, Barclays Dryrock Issuance Trust (the “Trust”), as issuer, and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), does hereby certify that:

1.       Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or the Amended and Restated Indenture, dated as of December 17, 2013, as amended by the first amendment thereto, dated as of July 6, 2015 and as further amended by the omnibus amendment, dated as of September 21, 2018 (the “Master Indenture”), between the Trust and the Indenture Trustee, as supplemented by the Series 2018-1 Indenture Supplement, dated as of September 21, 2018, between the Trust and the Indenture Trustee (the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), as applicable.

2.       BBD is, as of the date hereof, the Servicer under the Agreement.

3.       The undersigned is an Authorized Officer of the Servicer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Indenture Trustee.

4.       This Certificate relates to the Payment Date occurring on [___________, 20___].

5.       As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects its obligations under the Agreement and the Indenture through the Monthly Period preceding such Payment Date and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

6.       The following is a description of each material default in the performance of the Servicer’s obligations under the provisions of the Agreement known to me to have been made by the Servicer through the Monthly Period preceding such Payment Date, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:[If applicable, insert “None.”]

C-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this [•] day of [•], [•].

BARCLAYS BANK DELAWARE, as Servicer

By:	__________________________________
Name: Title:

C-2